UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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TRUPANION, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Medical insurance for the life of your pet.

Proxy Statement

2019

TRUPANION.COM

trupanion™

LETTER TO OUR STOCKHOLDERS

April 26, 2019

Dear Trupanion Stockholders,

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (Annual Meeting) of Trupanion, Inc. (Company or Trupanion).

Date:
Thursday, June 6, 2019

Time:
9:00 a.m. Pacific Time

The Annual Meeting will be held in-person at our corporate headquarters located at 6100 4th Avenue South, Suite 200, Seattle, Washington 98108. Stockholders will be able to attend the Annual Meeting and vote before the meeting. Please refer to the back of this proxy statement for more details.

We continue to elect to deliver our proxy materials to the majority of our stockholders over the Internet, which provides stockholders with the information they need, while minimizing our environmental impact and lowering the distribution cost of proxy materials. On or before April 26, 2019, we expect to mail to stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to:

- Access our proxy statement for the Annual Meeting and our 2018 Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission (Annual Report);
- Vote through the Internet, mail or by telephone; and
- Receive paper copies of the proxy materials by mail, if desired.

The matters to be acted upon at the meeting are described in the accompanying Notice of Internet Availability and proxy statement.

Your vote is important to us. We encourage you to vote as soon as possible. Whether or not you plan to attend the Annual Meeting in-person, please vote your shares through the Internet, by mail or by phone to ensure that your shares are represented at the meeting. For those who plan to attend in-person, you will also have the opportunity to vote at the Annual Meeting.

Thank you for your support of Trupanion, Inc. We look forward to seeing you at the Annual Meeting.

Warm Regards,

Murray Low
Chairman of the Board of Directors
Seattle, Washington

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:
Thursday, June 6, 2019

Time:
9:00 a.m. Pacific Time

Agenda. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect two Class II directors, each to serve three-year terms through the third annual meeting of stockholders following this Annual Meeting and until a successor has been elected and qualified or until earlier resignation or removal.
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
3. Conduct an advisory and non-binding vote to approve the compensation provided to the Company's named executive officers.
4. Conduct an advisory and non-binding vote on the frequency of future advisory votes on the compensation provided to the Company's named executive officers.

Record Date. Only stockholders of record at the close of business on April 12, 2019 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

Stock Ownership. For questions regarding your stock ownership, contact Trupanion's Head of Investor Relations, Laura Bainbridge, by phone at (206) 607-1929 or by email at InvestorRelations@trupanion.com. If you are a registered holder, contact our transfer agent, Broadridge Corporate Issuer Solutions, Inc., by phone at (877) 830-4936 or by email through their website at *https://shareholder.broadridge.com/bcis/*.

Digital Proxy Statement and Annual Report. Visit *https://investors.trupanion.com/financials/annual-reports-and-proxies/default.aspx* to review or download a digital copy.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in-person, please vote your shares through the Internet, by mail or by phone to ensure that your shares are represented at the meeting. For those who plan to attend in-person, you will also have the opportunity to vote at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the information provided in our proxy statement.

By Order of the Board of Directors,

Asher Bearman
Corporate Secretary and Chief Strategy Officer
Seattle, Washington
April 26, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2019.
The Proxy Statement and our 2018 Annual Report on Form 10-K are available at
https://investors.trupanion.com/financials/annual-reports-and-proxies/default.aspx

TABLE OF CONTENTS

Proxy Statement Summary	1	Say-On-Pay	25
Information About Solicitation and Voting	1	Say-On-Pay Resolution	25
Annual Meeting Agenda and Voting Recommendations	1	Proposal No. 4: Advisory and Non-Binding Vote on the Frequency of Future Advisory Votes on the Compensation Provided to the Company's Named Executive Officers
General Proxy Information	2		26
Record Date; Quorum	2
Internet Availability of Proxy Materials	2	Say-On-Pay Frequency	26
Voting Rights; Required Vote	2	Say-On-Pay Frequency Resolution	26
How Your Shares Are Voted	2	Executive Compensation	27
Voting Instructions; Voting of Proxies	3	Compensation Discussion and Analysis	27
Expenses of Soliciting Proxies	4	Part 1: Organization of this CD&A	27
Revocability of Proxies	4	Part 2: Executive Summary	28
Electronic Access to the Proxy Materials	4	Part 3: Our Culture	30
Voting Results	5	Part 4: Governance of Executive Compensation	30
Proposal No. 1 Election of Class II Directors	6	Part 5: Components of Executive Compensation	33
Our Directors	7	Part 6: Other Compensation Policies and Practices	40
Nominees to the Board of Directors	7	Compensation Committee Report	45
Continuing Directors	9	Pay Ratio	46
Non-Employee Director Compensation	12	Executive Compensation Tables	47
Non-Employee Director Compensation Program	12	Summary Compensation Table	47
Additional Compensation for Non-Employee Directors	12	Grants of Plan-Based Awards	48
2018 Non-Employee Director Compensation Table	12	Outstanding Equity Awards at Fiscal Year-End	49
Corporate Governance	13	Option Exercises and Stock Vested Table	50
Corporate Governance Guidelines	13	Termination of Employment and Change of Control Payments Table	50
Board Composition and Leadership Structure	13	Equity Compensation Plan Information	53
Board's Role in Risk Oversight	13	Security Ownership of Certain Beneficial Owners and Management	56
Director Independence	14	Certain Relationships and Related Party Transactions	59
Committees of Our Board of Directors	14	Consulting Arrangements	59
Corporate Governance and Ethics Principles	16	Review, Approval or Ratification of Transactions with Related Parties	59
Compensation Committee Interlocks and Insider Participation	16	Additional Information	60
Board and Committee Meetings and Attendance	16	Stockholder Proposals to be presented at Next Annual Meeting	60
Board Attendance at Annual Stockholders' Meeting	16	Section 16 (a) Beneficial Ownership Reporting Compliance	60
Role of Stockholder Engagement	17	Available Information	60
Communication with Directors	17	"Householding" - Stockholders Sharing the Same Address	61
Considerations in Evaluating Director Nominees	17	Other Matters	61
Stockholder Recommendations for Nominations to the Board of Directors	18	Information on Attending the 2019 Annual Meeting of Stockholders	62
Proposal No. 2: Ratification of Independent Registered Public Accounting Firm	19	Attending the Annual Meeting In-Person	62
Principal Accountant Fees and Services	19	Stockholder Admission and Voting In-Person at the Annual Meeting	62
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	20	Guest Admission	62
Report of the Audit Committee	21	Questions	62
Executive Officers	22	Proxy Card	64
Our Executive Officers	22
Proposal 3: Advisory and Non-Binding Vote to Approve the Compensation Provided to the Company's Named Executive Officers for 2019	25

i

Proxy Statement Summary
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of Trupanion, Inc.’s Board of Directors for use at Trupanion’s 2019 Annual Meeting of Stockholders (Annual Meeting) to be held on Thursday, June 6, 2019, at 9:00 a.m., Pacific Time, and any adjournment or postponement thereof. The Annual Meeting will be held in-person at 6100 4th Avenue South, Suite 200, Seattle, Washington 98108. Stockholders will be able to attend the Annual Meeting and vote during the meeting in-person.
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.
Annual Meeting Agenda and Voting Recommendations

Proposal	Description	Board Recommendation
Proposal 1	Election of Two "Class II" Directors	"FOR" (for each nominee)
Proposal 2	Ratification and Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019	"FOR"
Proposal 3	Advisory and Non-Binding Vote to Approve the Compensation Provided to the Company's Named Executive Officers for 2018	"FOR"
Proposal 4	Advisory and Non-Binding Vote on the Frequency of Future Advisory Votes on the Compensation Provided to the Company's Named Executive Officers	"1 YEAR"

General Proxy Information
Record Date; Quorum
Only holders of record of our common stock at the close of business on April 12, 2019, the record date, will be entitled to vote at the meeting. At the close of business on April 12, 2019, Trupanion had 34,488,195 shares of common stock outstanding and entitled to vote.
The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.
Internet Availability of Proxy Materials
Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April 26, 2019, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our annual report on Form 10-K for the year ended December 31, 2018. The Notice of Internet Availability also provides instructions on how to vote through the Internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail or an electronic copy of the proxy materials by email.
This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
Voting Rights; Required Vote
Each holder of shares of our common stock is entitled to one vote in respect of all matters at the Annual Meeting for each share of common stock held as of the close of business on April 12, 2019, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a brokerage firm, bank, or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.
How Your Shares Are Voted
Stockholder of Record: Shares Registered in Your Name. If on April 12, 2019, your shares were registered directly in your name with Trupanion’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet, by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning a proxy card appointing a person to represent you and vote your shares at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Brokerage Firm, Bank or Other Nominee. If on April 12, 2019, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your brokerage firm, bank or other nominee on how to vote the shares held in your account, and your brokerage firm, bank or other nominee provides voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted with respect to the election of directors (stockholder withholding). Stockholder withholding will count for purposes of determining the presence of a quorum, but will not be treated as votes cast. Accordingly, stockholder withholding will have no effect on the election of directors. Similarly, abstentions will count for purposes of determining the presence of a quorum, but will not be treated as votes cast, and, therefore, will have no effect on the advisory vote to approve the compensation provided to the Company's named executive officers, the ratification of the appointment of Ernst & Young LLP and the frequency of future advisory votes on the compensation provided to named executive officers. In addition, while a broker has discretion to vote uninstructed shares held in street name on a “routine” matter, under stock market rules a broker lacks discretion to vote shares held in street name on a “non-routine” matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). Proposal 2 is a routine matter, but Proposal 1, Proposal 3 and Proposal 4 are non-routine matters. Broker non-votes will count for purposes of determining the presence of a quorum, but will not be treated as votes cast. Accordingly, Broker non-votes will have no effect on the election of directors, the advisory vote to approve compensation provided to the Company's named executive officers and the advisory vote on the frequency of future advisory votes on the compensation provided to named executive officers. The following chart describes the proposals to be considered at the meeting, our recommended vote with respect to each matter, the vote required to approve each matter, and the manner in which votes will be counted:

Proposal		Recommended Vote	Vote Required	Impact of Withhold Votes/ Abstentions (4)	Broker Non-Votes (5)
Proposal 1	Election of Two "Class II" Directors	"FOR"	Plurality (1)	No Effect	No Effect
Proposal 2	Ratification and Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019	"FOR"	Majority (2)	No Effect	Not Applicable
Proposal 3	Advisory Vote to Approve the Compensation Provided to the Company's Named Executive Officers	"FOR"	Majority (2)	No Effect	No Effect
Proposal 4	Advisory Vote on the Frequency of Future Advisory Votes on the Compensation Provided to the Company's Named Executive Officers	"1 YEAR"	Plurality (3)	No Effect	No Effect

(1)
Each director will be elected by a plurality of the votes cast at the meeting. This means that the two individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one, or both nominees, or “WITHHOLD” your vote with respect to one, or both nominees. You may not cumulate votes in the election of directors.

(2)
Approval of Proposal 2 and Proposal 3 will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal. Under our bylaws, unless otherwise provided by applicable law or the rules of the securities exchange on which our securities are listed, all matters other than the election of directors shall be decided by a "majority" of votes cast "FOR" or "AGAINST" the matter.

(3)
The frequency will be determined by a plurality of the votes cast at the meeting. This means that the frequency (1 year, 2 years or 3 years) receiving the highest number of "FOR" votes will be selected. You may either vote "FOR" 1 year, 2 years or 3 years or "ABSTAIN" from voting.

(4)	Neither abstentions nor withhold votes will count as votes cast “FOR” or “AGAINST” any of the proposals at the meeting, which means that they will have no direct effect on the outcome of any proposal.

(5)	Broker non-votes will have no direct effect on Proposal 1, Proposal 3 and Proposal 4. Brokers are permitted to exercise their discretion and vote without specific instruction on Proposal 2.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•	vote in person at the meeting - we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

•	vote through the Internet - in order to do so, please visit www.proxyvote.com and follow the instructions shown on your Notice of Internet Availability or proxy card;

•	vote by telephone - in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

•
vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 5, 2019. Submitting your proxy, whether through the Internet, by telephone, or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your brokerage firm, bank or other nominee to direct it how to vote your shares. For Proposal 1, you may either vote “FOR” each of the nominees to the Board of Directors, or you may withhold your vote from either nominee you specify. For Proposal 2 and Proposal 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 4, you may vote "1 YEAR", "2 YEARS", "3 YEARS", or you may "ABSTAIN" from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above. The proxies also confer discretionary authority upon the person named therein with respect to any amendments, variations or other matters which may properly come before the meeting. As of the date hereof, the Company knows of no such amendments, variations or other matters to come before the meeting. However, if any such amendment, variation or other matter properly comes before the meeting, a proxy, when properly completed and delivered and not revoked, will confer discretionary authority upon the person named therein to vote on such other business in accordance with his or her best judgment, subject to any limitations imposed by applicable law or the rules of any applicable securities exchanges.
If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote through the Internet or by telephone.
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card.
Expenses of Soliciting Proxies
The expenses of soliciting proxies will be paid by Trupanion. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokerage firms, banks and other nominees who are record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet or by phone, you are responsible for any Internet access, telephone or data usage charges you may incur.
Revocability of Proxies
A stockholder who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to the Corporate Secretary a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the Internet or by telephone (by the 11:59 Eastern deadline noted above; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Electronic Access to the Proxy Materials
The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet;

•	instruct us to mail paper copies of our future proxy materials to you; and

•	instruct us to send our future proxy materials to you electronically by email.

To help us achieve our environmental goals, consider choosing to receive your future proxy materials by email, which will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on the investor relations section of our website at investors.trupanion.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

Proposal No. 1: Election of Class II Directors

Our Board of Directors is divided into three classes, with three directors in each class. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class II will stand for election at this meeting. The terms of office of directors in Class I and Class III do not expire until the annual meetings of stockholders to be held in 2020 and 2021, respectively.
Our nominating and corporate governance committee nominated Mr. Michael Doak and Mr. Darryl Rawlings, each an incumbent Class II director, for election as Class II directors at the 2019 Annual Meeting. Mr. Chad Cohen will not stand for re-election as a Class II director at the 2019 Annual Meeting, and we expect the position to remain vacant in the near term. At the recommendation of our nominating and corporate governance committee, our Board of Directors proposes that each of the two Class II nominees be elected as a Class II director for a three-year term expiring at the 2022 annual meeting and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.
Under our bylaws, each director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the two individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both nominees or you may “WITHHOLD” your vote with respect to one or both nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class II nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our Company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF BOTH OF THE NOMINATED CLASS II DIRECTORS.

Our Directors
Our continuing directors and their respective ages and designation as of April 12, 2019 are as follows:

Name	Age	Director Designation
Jackie Davidson	58	Class I Director
Robin Ferracone	65	Class I Director
Hays Lindsley	60	Class I Director
Michael Doak	43	Class II Director
Darryl Rawlings	49	Class II Director
Dan Levitan	61	Class III Director
Murray Low	66	Class III Director
Howard Rubin	66	Class III Director
There are no familial relationships among our directors and officers. Mr. Doak and Mr. Rawlings are both nominated for election as Class II nominees to the Board of Directors at the Annual Meeting.
Nominees to the Board of Directors
Class II Directors

Continuing Directors
Class I Directors

Class III Directors

Non-Employee Director Compensation
Non-Employee Director Compensation Program
In February 2018, our Board of Directors approved a non-employee director compensation policy, which became effective on February 6, 2018. Pursuant to this policy, each of our non-employee directors receives an annual amount of $75,000, payable in the form of either restricted stock units (restricted stock units or RSUs) or non-qualified stock options based on the Black-Scholes value of such options; provided, however, that each non-employee director may elect to take 50% of his or her compensation as cash compensation. Additionally, the chair of each of the audit committee and compensation committee receives an additional annual amount of $15,000 and $10,000, respectively, payable in the same manner. Finally, the combined role of the chair for both the Board of Directors and nominating corporate governance committee receives an additional annual amount of $10,000, payable in the same manner, if applicable. In December 2018, our Board of Directors amended the non-employee director compensation policy to allow for directors to receive equity issued to directors at a 120% premium to the cash value if directors make an election to receive restricted stock units or non-qualified stock options. The amendment became effective in 2019.
Annual awards under this program are approved at the first regularly scheduled board meeting in any calendar year and are granted in the first open trading window of the calendar year. Annual awards vest in four quarterly installments on March 31st, June 30th, September 30th, and December 31st, subject to the continued service of the non-employee director through the vesting date. Annual awards that are unvested at the time of resignation or termination of a non-employee director will be forfeited. Similarly, no cash compensation will be paid following the effective date of a director’s resignation or other termination from the board. Generally, annual awards are pro-rated for any person who becomes a non-employee director and/or committee chair, at any time of year other than the first regularly scheduled board meeting and open trading window of the calendar year.
Additional Compensation for Non-Employee Directors
From time to time, our Board of Directors may also award additional compensation to directors when it determines doing so is in our best interests and those of our stockholders, such as for unexpected or additional service contributions. For example, Howard Rubin provides consulting services to the Company and receives compensation as a consultant in the amount set forth in the table below.
2018 Non-Employee Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2018. Other than as set forth in the table, during the year ended December 31, 2018, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the non-employee members of our Board of Directors, with the exception of reimbursement of travel expenses related to attendance at Company meetings. Mr. Rawlings, our Chief Executive Officer, received no compensation for his service as a director during the year ended December 31, 2018. The compensation provided to Mr. Rawlings is discussed in the section entitled “Executive Compensation”.

Name	Fees Earned or Paid in Cash		Stock Awards (1),(2)	All Other Compensation		Total
Chad Cohen	$—		$89,100	$—		$89,100
Jacqueline Davidson (3)	—		19,744	—		19,744
Michael Doak	—		74,255	—		74,255
Robin Ferracone	—		84,142	—		84,142
Dan Levitan	—		74,255	—		74,255
H. Hays Lindsley	—		74,255	—		74,255
Murray Low	—		84,142	—		84,142
Glenn Novotny (4)	—		74,255	—		74,255
Howard Rubin	$37,500	(5)	$37,113	$81,250	(6)	$155,863

(1)
The amounts represent the aggregate grant date fair value of the restricted stock units as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our directors. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a summary of the assumptions we apply in calculating these amounts.

(2)	As of December 31, 2018, all restricted stock units granted to our non-employee directors in 2018 were vested.

(3)	Ms. Davidson joined the Board of Directors on September 5, 2018.

(4)
Mr. Novotny retired as a director and audit committee member on April 28, 2018. He was vested in restricted stock units valued at $18,543 upon retirement. The unvested portion of his restricted stock units, valued at $55,712, were forfeited back to the Company.

(5)	This amount represents a cash election equal to 50% of the annual amount granted to non-employee directors under the non-employee director compensation policy (or $37,500).

(6)	This amount represents the compensation paid to Mr. Rubin for certain consulting services unrelated to his service as a director, including attending animal health industry events on our behalf.

Corporate Governance

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of the Company. Our Corporate Governance Guidelines are available on the investor relations section of our website at investors.trupanion.com. Information contained on, or that can be accessed through, our website is not incorporated by reference, and you should not consider information on our website to be part of, this proxy statement.
Board Composition and Leadership Structure
The positions of Chief Executive Officer and Chairman of our Board of Directors are held by two different individuals (Mr. Rawlings and Dr. Low, respectively). This structure allows our Chief Executive Officer to focus on our business strategy and business operations while our Chairman leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.
Board’s Role in Risk Oversight
Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The compensation committee assists our Board of Directors in assessing whether Trupanion’s executive compensation programs and policies encourage undue or excessive risk-taking. The nominating and corporate governance committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with Board membership and corporate governance.

Director Independence
Our common stock is listed on the NASDAQ Global Market. Under the rules of the NASDAQ Stock Market, independent directors must comprise a majority of a listed company’s Board of Directors. In addition, the rules of the NASDAQ Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the heightened independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. Compensation committee members must also meet heightened independence standards similar to those applicable to audit committee members.
Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Dr. Low, Mr. Cohen (who will not stand for re-election at the Annual Meeting, and whose resignation will be effective June 6, 2019), Ms. Davidson, Mr. Doak, Ms. Ferracone, Mr. Levitan, and Mr. Lindsley, representing seven of our nine directors (or six of our eight directors, when Mr. Cohen’s resignation becomes effective) are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NASDAQ Stock Market. Our Board of Directors did not conclude that Mr. Rawlings was independent because he is our Chief Executive Officer, and it did not conclude that Mr. Rubin was independent because of his historical relationships with us, including as a former executive officer and as a consultant to us for several years. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director and other transactions involving them.
Committees of Our Board of Directors
Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has a charter. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignations or until otherwise determined by the Board of Directors. Copies of the charters for each committee are available without charge on the investor relations section of our website at investors.trupanion.com. The table below does not include Mr. Cohen, an independent Class II director and chair of our audit committee, who will resign on June 6, 2019.

(1)	Mr. Cohen is the chair of our audit committee and will be replaced by Ms. Davidson when he ceases to be an audit committee member effective June 6, 2019.
Audit Committee
Our audit committee is comprised of Mr. Cohen, Ms. Davidson, Mr. Doak, and Mr. Lindsley. Mr. Cohen is the chair of our audit committee and will be replaced by Ms. Davidson when he ceases to be an audit committee member effective June 6, 2019. The composition of our audit committee meets the independence and other composition requirements under the current NASDAQ Stock Market and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our Board of Directors has determined that each member of our audit committee is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our audit committee’s principal functions are to assist our Board of Directors in its oversight of:

•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications, independence and performance of our independent auditors; and

•	the preparation of the audit committee report to be included in our annual proxy statement.

Compensation Committee
Our compensation committee is comprised of Ms. Ferracone, Mr. Levitan, Mr. Lindsley and Dr. Low. Ms. Ferracone is the chair of our compensation committee. The composition of our compensation committee meets the requirements for independence under the current NASDAQ Stock Market and SEC rules and regulations. Our compensation committee’s principal functions are to assist our Board of Directors with respect to compensation matters, including:

•	evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs;

•	administering our cash-based and equity-based compensation plans;

•	making recommendations to our Board of Directors regarding any other Board of Director responsibilities relating to executive compensation; and

•	the preparation of the compensation committee report to be included in our annual proxy statement.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Dr. Low, Mr. Doak, Ms. Ferracone and Mr. Levitan, each of whom is independent under the NASDAQ Stock Market Rules. Dr. Low is the chair of our nominating and corporate governance committee. Our nominating and corporate governance committee’s principal functions include:

•	identifying, considering and recommending candidates for membership on our Board of Directors;

•	developing and recommending our corporate governance guidelines and policies;

•	overseeing the process of evaluating the performance of our Board of Directors; and

•	advising our Board of Directors on other corporate governance matters.
Corporate Governance and Ethics Principles
A primary goal of our Board of Directors is to build long-term value for our stockholders. Our Board of Directors has adopted and follows corporate governance practices that it and our senior management believe are sound, promote this purpose and represent best practices, including the establishment of the following:

•
Code of Conduct and Ethics, as amended, that sets forth our ethical principles and applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer;

•	Corporate Governance Guidelines that set forth our corporate governance principles; and

•	charters for our audit, compensation and nominating and corporate governance committees.

The full text of each of these policies, charters and guidelines is posted on the investor relations section of our website at https://investors.trupanion.com/governance/governance-documents/. We intend to disclose any future amendments or waivers to provisions of our code of business conduct and ethics on our website or in public filings. We also have a number of internal policies and systems, including policies relating to insider trading and related-party transactions, clawback of incentive compensation and a confidential, anonymous system for employees and others to report concerns about fraud, accounting matters, violations of our policies and other matters.
Compensation Committee Interlocks and Insider Participation
The current members of our compensation committee are Ms. Ferracone, Mr. Levitan, Mr. Lindsley and Dr. Low. No member of the compensation committee was an officer or employee of ours or any of our subsidiaries during the fiscal year ended December 31, 2018. In addition, none of our executive officers currently serves or has served on the Board of Directors or compensation committee of any entity whose executive officers included any of our directors.
Board and Committee Meetings and Attendance
The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2018, the Board of Directors held nine meetings, including telephonic meetings, the audit committee held six meetings, including telephonic meetings, the compensation committee held eleven meetings, including telephonic meetings, and the nominating and corporate governance committee held four meetings. During 2018, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure.
Typically, in conjunction with the regularly scheduled meetings of the Board of Directors, the directors meet in executive sessions with our Chief Executive Officer outside the presence of management and separately our non-employee directors meet outside the presence of the Chief Executive Officer. The Chairman of our Board of Directors, Dr. Low, presides over such executive sessions.
Board Attendance at Annual Stockholders’ Meeting
We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of annual meetings by the members of our Board of Directors. We may consider in the future whether our Company should adopt a more formal policy regarding director attendance at our annual meetings. All but one of our then-current directors attended the 2018 Annual Meeting of Stockholders.

Role of Stockholder Engagement
Our Board of Directors believes it is important to regularly engage with our stockholders. In the past few years, we have proactively reached out to many of our largest stockholders to solicit their feedback on our executive compensation, corporate governance and disclosure practices in order to gain a better understanding of the practices they most value. Our stockholder engagement team has consisted of certain independent directors and members of our legal team. Stockholders also regularly meet with members of our senior management team to discuss our strategy and review our operational performance.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-employee members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairman) may do so by letters addressed to the attention of our Corporate Secretary, Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, Washington 98108.
All communications are reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials, other routine items, and/or items unrelated to the duties and responsibilities of the Board of Directors.
Considerations in Evaluating Director Nominees
The nominating and corporate governance committee is responsible for identifying, evaluating and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.
The nominating and corporate governance committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.
Our Board of Directors encourages selection of directors who will contribute to our Company’s overall corporate goals. The nominating and corporate governance committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in technology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the nominating and corporate governance committee considers these factors in the light of the specific needs of the Board of Directors at that time.
In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review material distributed to the director. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the nominating and corporate governance committee considers director tenure. We value diversity on a company-wide basis, but have not adopted a specific policy regarding board diversity.

Stockholder Recommendations for Nominations to the Board of Directors
The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.11 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, Washington 98108. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the nominating and corporate governance committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the nominating and corporate governance committee.
All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 75th day, nor earlier than the close of business on the 105th day, prior to the first anniversary of the preceding year’s annual meeting. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

Our audit committee has selected Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2019. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2018 and has been our independent registered public accounting firm since 2014. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, and will be able to make a statement if they so desire and will be available to respond to appropriate questions.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interests and those of our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

Principal Accountant Fees and Services
The following table presents fees for professional services for the fiscal years ended December 31, 2018 and 2017, for Ernst & Young LLP.

		Fiscal Year 2018		Fiscal Year 2017
Audit fees	(1)	$859,000	(2)	$463,000
Audit related fees		—		—
Tax fees	(3)	5,100		8,600
All other fees	(4)	5,200		1,995
Total fees		$869,300		$473,595

(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits.

(2)	2018 audit fees also included professional services provided in connection with the audit of our internal control over financial reporting.

(3)	Tax fees include fees for tax compliance and advisory services.

(4)	All other fees consist of fees for access to online accounting and tax research software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were pre-approved by our audit committee.

Report of the Audit Committee

The information contained in the following report of the audit committee is not considered to be “soliciting material”, “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.
The audit committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements as of and for the year ended December 31, 2018. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees.
The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by PCAOB Rule No. 3526 regarding the independent accountant’s independence, and has discussed with Ernst & Young LLP its independence.
Based on the review and discussions referred to above, the audit committee recommended to our Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2018 be included in our annual report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Chad Cohen, Chair1
Jacqueline Davidson
Michael Doak
H. Hays Lindsley

1Mr. Cohen has informed the Board and the Company's Secretary of his intention not to stand for re-election as a director and of his intention to resign as an audit committee member effective June 6, 2019.

Executive Officers

Our executive officers and their respective ages and positions as of April 12, 2019, are as follows:

Name	Age	Position
Darryl Rawlings	49	Chief Executive Officer, President and Director
Tricia Plouf	40	Chief Financial Officer
Asher Bearman	41	Chief Strategy Officer and Corporate Secretary
Margaret Tooth	40	Chief Revenue Officer
Thomas Houk	31	Chief Member Experience Officer
Ian Moffat	43	Head of Food Initiative(1)

(1)	As of September 7, 2018, Mr. Moffat ceased being an executive officer.
There are no family relationships among any of our directors or executive officers. All executive officers are "named executive officers" for the fiscal year ending December 31, 2018.
Our Executive Officers
DARRYL RAWLINGS. Darryl Rawlings’ biographical information is set forth above under “Our Directors - Nominees to the Board of Directors - Class II Directors”.

MARGARET "MARGI" TOOTH

Chief Revenue Officer

Age:
40

Biography:
Margaret Tooth has served as our Chief Revenue Officer since January 2019, assuming responsibility for the lead generating and sales conversion teams for the Trupanion subscription business. Prior to her current appointment, Ms. Tooth served as our Chief Marketing Officer from November 2015 to December 2018, as Head of Marketing, from June 2014 to November 2015, and as our Vice President of Digital Marketing, from October 2013 to June 2014. Previously, Ms. Tooth held various positions at Allianz Insurance plc, including Acting Head of Marketing, in 2011, and as the E-commerce and Brand Manager, from 2009 to 2013. Prior to that, Ms. Tooth has also held senior marketing roles within business to business and direct to consumer brand functions in the United Kingdom. Ms. Tooth holds a B.A. in Business from University of East Anglia.

Margi is pictured above with her colleague's dog, Rolo, a 5 year-old Welsh Corgi.

Pet memory: *"I've been blessed through my life with an abundant and rich list of best friends. It's truly impossible to call out a true favorite, but I do hold a special place in my heart for the first dog that I could call my own. A Jack Russell Terrier called Cassie. Cassie was the runt of her litter and the feistiest little lady. She let me put her in my school bag, dress her up in ballet costumes and appeared to be intently listening to me as I talked at her for hours on end. She lived to a ripe old age of 16 and she set a very high bar for any paws that came after her. Of course they're all different and each one holds a place in your heart – but Cassie was my first love."*

Proposal No. 3: Advisory and Non-Binding Vote to Approve the Compensation Provided to the Company’s Named Executive Officers for 2019
Say-On-Pay
We are asking our stockholders to vote, on an advisory, non-binding basis, to approve a resolution (commonly referred to as a “say-on-pay” resolution) on the compensation of the Company’s named executive officers, as reported in this proxy statement pursuant to Item 402 of Regulation S-K. Detailed information can be found, as set forth under “Executive Compensation - Compensation Discussion and Analysis”, which further describes compensation. As described in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation philosophy drives our compensation programs, which are designed to align the interests of our executive officers with those of our stockholders, our corporate objectives, our desired behaviors and Company culture, as well as to attract, motivate, and retain key employees who are critical to the success of our Company. Under these programs, our executive officers, including our named executive officers, are motivated to achieve specific strategic objectives that are expected to increase stockholder value. Please read the “Compensation Discussion and Analysis” section of this proxy statement and the “Executive Compensation Tables” and narrative discussion for additional details about our compensation programs, including information about the 2018 compensation for our named executive officers. This is our first year requesting this advisory vote by our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3
Say-On-Pay Resolution
At the Annual Meeting, stockholders are being asked to approve the compensation of our named executive officers as described in this proxy statement by voting in favor of the resolution set forth below. This vote is not needed to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the SEC's executive disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."
Even though this say-on-pay vote is advisory, and therefore will not be binding on us, we value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation for our named executive officers, we will consider our stockholders’ concerns and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns. Stockholders who vote against the resolution are encouraged to contact the Board of Directors to explain their concerns in writing to:

Trupanion, Inc.
6100 4th Avenue South, Suite 200
Seattle, Washington 98108
Attn: Corporate Secretary

Proposal No. 4: Advisory and Non-Binding Vote on the Frequency of Future Advisory Votes on the Compensation Provided to the Company’s Named Executive Officers
Say-On-Pay Frequency
We are asking our stockholders to vote, on an advisory, non-binding basis, on the frequency of future stockholder advisory votes on our executive compensation programs, such as Proposal No. 3. In particular, we are asking whether the advisory vote on compensation of our named executive officers should occur once every year, every two years, or every three years. After careful consideration of the frequency alternatives, the Company’s Board of Directors believes that conducting an annual advisory vote on the compensation of our named executive officers is appropriate for the Company and its stockholders at this time. The Board of Directors’ determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board of Directors’ believes that the stockholder sentiment should be a factor that is taken into consideration by the Board of Directors and its compensation committee in making decisions with respect to the compensation of our named executive officers. By providing an advisory vote on the compensation for our named executive officers on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what the best approach for us, and we look forward to hearing from our stockholders on this agenda item each year. Accordingly, our Board of Directors recommends that the advisory vote on the compensation of our named executive officers be held every year.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR FREQUENCY OF “1 YEAR” ON PROPOSAL NO. 4
Say-On-Pay Frequency Resolution
You may cast your vote by choosing the option of "1 YEAR", "2 YEARS", "3 YEARS", or you may "ABSTAIN" from voting in the response to the resolution set forth below:
“RESOLVED, that the option of once every year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to the preferred frequency with which the Company is to hold an advisory and non-binding vote by stockholders to approve the compensation for the named executive officers, as disclosed in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in the proxy statement relating to the Company’s 2019 Annual Meeting of Stockholders.”
The option of 1 year, 2 years or 3 years that receives the highest number of votes cast will be the frequency of the vote on the compensation to our named executive officers that has been approved by the stockholders on an advisory basis. Even though your vote is advisory and therefore will not be binding on us, we value our stockholders’ opinions and we will thoughtfully consider our stockholders’ votes.

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) explains our executive compensation philosophy and programs, the decisions our compensation committee made under those programs, and their rationale in making those decisions. While this CD&A focuses on the compensation of our named executive officers, it also discusses our compensation philosophy and programs more broadly in the organization. This broader discussion provides a lens into our values and cultural norms, which we believe support a positive, long-term sustainable result for stockholders.
Part 1. Organization of this CD&A
1.1 CD&A Sections
We have organized this CD&A into the following six sections:

Key Sections	Core Topics
Part 1. Organization of this CD&A	1.1 CD&A Sections
Part 2. Executive Summary	2.1 Named Executive Officers 2.2 Business Overview and Performance 2.3 Compensation Highlights - Compensation Philosophy - Compensation Programs - Compensation Mix - Alignment with Stockholders
Part 3. Our Culture	3.1 Who We Are
Part 4. Governance of Executive Compensation	4.1 Role of the Compensation Committee 4.2 Role of Management 4.3 Role of Consultant 4.4 Peer Group
Part 5. Components of Executive Compensation
5.1 Key Elements of Compensation
      - Summary of All Key Compensation Elements
             ◦ Base Salary
             ◦ Short-Term Incentive Awards
             ◦ Long-Term Incentive Awards
             ◦ Intrinsic Value and Compensation Related to
                Long-Term Incentive Awards
             ◦ Other Compensation, General Benefits and
                Perquisites
5.2 Determination of Compensation for 2018 Performance
      - Total 2018 Performance Compensation for Named
         Executive Officers
       ‐ 2018 Base Salaries
       ‐ 2018 Short-Term Incentive Awards
       ‐ Long-Term Incentive Awards Granted in 2019
             ◦ The 2018 Performance RSU Grant Amount
             ◦ Allocation of Long-Term Incentive Award Amount
                to Named Executive Officers for 2018
                Performance
             ◦ 2017 Long-Term Incentive Awards Reflected
                in 2018 Summary Compensation Table

Part 6. Other Compensation Policies and Practices
6.1 Employment Agreements
6.2 Severance and Change-in-Control Protection
6.3 Share Ownership
6.4 Risk Assessment
6.5 Clawbacks
6.6 Pledging & Hedging
6.7 Tax & Accounting Considerations
6.8 Discussion on Company Performance Metrics

Part 2. Executive Summary
2.1 Named Executive Officers
For 2018, our named executive officers were:

Name	Title
Darryl Rawlings	Chief Executive Officer
Tricia Plouf	Chief Financial Officer
Margaret Tooth	Chief Revenue Officer
Asher Bearman	Chief Strategy Officer
Thomas Houk	Chief Member Experience Officer
Ian Moffat	Head of Food Initiative
2.2 Business Overview and Performance
Trupanion provides medical insurance for cats and dogs throughout the United States, Canada and Puerto Rico. Our primary focus is to help loving, responsible pet owners budget for their pet.
Our revenue for the calendar year 2018 was $304.0 million. In the same period, we calculate that we achieved intrinsic value growth for compensation purposes of 22.8% (as discussed in more detail below). Our calculation of intrinsic value is the primary measure we use internally to evaluate corporate and named executive officer performance - corporate and individually - for named executive officers.
In 2018, our compensation committee approved corporate objectives based on key drivers of our calculation of intrinsic value. These focused on enrollment of young pets within a reasonable range of our target acquisition cost, achieving our internal financial performance targets, expansion and improvement of our software deployment through our partners program, and progress towards 'nirvana' by increasing member referrals and reducing cancellations. These objectives drove the 2018 Company performance (see note below under "Section 6.8 Discussion on Company Performance Metrics" for detail on these metrics):

•	Annual Adjusted Operating Margin: 10.5%;

•	Gross New Subscription Pets: ~126k or 20% year-over-year growth; and

•	Anticipated Internal Rate of Return: Approximately 37%.
2.3 Compensation Highlights
Compensation Philosophy
The primary objective of Trupanion’s compensation program is to align team member incentives with long-term stockholder interests. To accomplish this, we:

•	Share increases in Company value among stockholders, leadership and employees in a sensible way;

•	Link equity awards to growth in our calculated intrinsic value, as measured by improvements in our core business, driven by factors that management can control;

•	Link performance metrics and goals to the Company’s business strategy;

•	Recognize team and individual contributions through pay-for-performance incentive awards;

•	Encourage equity ownership by emphasizing equity in the overall executive compensation mix, facilitating equity ownership by all employees, and requiring equity ownership by executives and directors;

•	Provide a pay package that will attract, reward, focus, and retain critical talent;

•	Ensure that the incentive plans do not encourage undue risk-taking nor behavior that is contrary to the intent of our incentive plans by utilizing time-based vesting for equity awards; and

•	Communicate openly with employees about how their compensation mix is structured, the rationale behind this structure, and the decisions around their individual pay.
Compensation Programs
To support our philosophy, the compensation committee strives to deliver total compensation that is commensurate primarily with overall Company performance, and to position salaries that are reasonable vis-à-vis the market and among executives internally. To encourage a long-term focus, the compensation committee emphasizes long-term equity compensation over salaries and bonuses for executives.

Throughout the remainder of this CD&A, we discuss both 2018 performance compensation (which includes 2018 salary, short-term incentive awards earned for 2018 and paid in 2019 and long-term incentive awards granted in 2019 based on 2018 performance) and 2018 summary compensation (which includes 2018 salary, short-term incentive awards earned in 2018 and paid in 2019 and long-term incentive awards granted in 2018 based on 2017 performance) to give a full view of our 2018 compensation practices for our named executive officers.
The progress we have made against our objectives, as outlined above in “2.2 Business Overview and Performance”, produced an estimated 22.8% increase in our calculation of intrinsic value in 2018 and an estimated 22.4% increase in our calculation of intrinsic value in 2017. This increase in our calculation of intrinsic value is a primary driver as to how we awarded both short-term incentive awards and long-term incentive awards, as set forth in more detail in the in “5.2 Determination of Compensation for 2018 Performance” section.
Compensation Mix
The mix of our executive pay structure emphasizes performance-based pay (pursuant to our short term and long-term incentive awards) over fixed salary, equity over cash, and long-term awards over short-term awards. This pay structure is designed to motivate our executives to achieve our long-term goals and deliver sustained increases in stockholder value without undue risk-taking.
The charts below illustrate the compensation mix for the 2018 performance year for Mr. Rawlings, our Chief Executive Officer, and the average of our other named executive officers. We do not target a specific compensation mix, rather we monitor executive compensation mix to ensure that our compensation mix objectives are being met. The compensation committee evaluated the compensation mix below and determined that the Company’s compensation mix objectives were met in 2018. The Chief Executive Officer and our other named executive officers compensation mix charts below reflect the mix of compensation between equity awards (long-term incentive awards), salary (base pay) and cash bonuses (short-term incentive awards). The compensation mix for executives adheres to our approach to compensation by favoring equity which aligns executives with our stockholders and with long-term strategic goals.

Alignment with Stockholders
The Company’s Board of Directors and its compensation committee are committed to strong corporate governance and pay for performance philosophy tied to stockholder interests. The chart below summarizes the key elements of our programs relative to this philosophy.

Compensation Committee’s Factors Supporting the Pay-For-Performance Philosophy:
▪ Deliver the majority of our executive compensation through long-term incentives
▪ Require calculated intrinsic value growth of at least 10% prior to granting long-term equity incentive awards based on calculated intrinsic value
▪ Apply a four-year vesting schedule to our employee equity grants to support long-term decision-making and retention goals
▪ Link our short-term incentive awards to measures and goals that drive value and derive from our corporate strategy
▪ Require equity ownership by our named executive officers to align pay incentives with stockholder interests
▪ Use a balanced set of measures to support top and bottom line interests
▪ Set demanding performance goals in order for our named executive officers to earn target short-term incentive award payouts

Compensation Committee’s Factors Supporting Strong Corporate Governance:
▪ Do not enter into individual employment agreements with our executive team
▪ Maintain a reasonable severance policy and a change in control severance policy
▪ Require “double trigger” terminations in order for cash severance or equity vesting to occur with a change in control
▪ Hold executive sessions at least once a quarter
▪ Evaluate our incentive program each year to ensure that it does not encourage excessive risk-taking
▪ Maintain a compensation committee comprised of only independent board members
▪ Oversee and administer all executive compensation and equity programs
▪ Maintain stock ownership guidelines for our directors and require at least 50% of director compensation to be paid in equity
▪ Maintain a clawback policy to recover incentive compensation in the case of a restatement or actions causing reputational damage
▪ Conducts stockholder outreach each year to capture stockholder views on a variety of corporate practices, including on executive compensation
▪ Engages an independent executive pay consultant that consults solely with the compensation committee
▪ Prohibit tax gross-ups of any kind
▪ Prohibit executive or director hedging activities

Part 3. Our Culture
3.1 Who We Are
Our mission: To help the pets we all love receive the best veterinary care.
Trupanion is about helping pets. We do that by creating a cohesive and nimble team with the attributes we value. We trust each other. We are transparent and honest. We don’t take ourselves too seriously. We want to see our employees succeed personally and professionally.
As our employees gain experience, we strive to promote from within and encourage adhocracy to foster creative thinking. We inhibit chaos with training and retention, not rules and processes. Above all, we encourage everyone to 'Be themselves, everyone else is taken'.
Part 4. Governance of Executive Compensation
4.1 Role of the Compensation Committee
The compensation committee is responsible for administering our executive compensation program, among other responsibilities as provided in their charter. The compensation committee meets four times a year in person. The compensation committee oversees the following items:

•	Compensation philosophy and strategies to confirm that they are aligned with our corporate objectives, stockholder interests, desired behaviors and Company culture;

•	Alignment of executive pay to performance, including salary, bonuses and equity grants for our Chief Executive Officer and named executive officers;

•
Calibration of calculated intrinsic value growth to determine the aggregate size of long-term incentive award grants and review the progress on our calculation of intrinsic value growth and implications for the size of individual long-term incentive award grants;

•	Design of named executive officers' short-term incentive awards and long-term incentive awards;

•	Compensation elements and mix;

•	Peer group and surveys used to gather market data;

•	Dilution, equity allocation, use of equity vehicles and equity plan features, and equity authorizations;

•	Pay for new executive hires, promotions, and terminations;

•	Pay policies, such as severance, change in control severance, ownership guidelines, and clawbacks;

•	Broader interests pertaining to Company culture, the perception of our compensation mix, team member fulfillment and feedback, and other related items;

•	Director compensation;

•	Participation in and results of our stockholder engagement processes;

•	Regulatory and governance developments; and

•	CD&A disclosure for our annual proxy, and other disclosures related to compensation, as needed.

In addition to its regularly scheduled quarterly meetings, the compensation committee typically meets at the beginning and end of each quarter to approve the quarterly short-term incentive award bonus goals, including threshold, target, and maximum award levels, and determine if prior quarterly goals were achieved.
With respect to the compensation of our Chief Executive Officer and his direct reports, including our named executive officers, the compensation committee reviews and approves salary adjustments; short-term incentive awards; and the aggregate amount, individual allocation and form of long-term incentive awards. As noted in more detail below in the "5.2 Determination of Compensation for 2018 Performance - Total 2018 Performance Compensation for Named Executive Officers" section, the Chief Executive Officer consulted with the compensation committee on their determination that his compensation was adequate due in part to the amount of his equity ownership in the Company. Chief Executive Officer compensation is determined in compensation committee meetings during an executive session without the Chief Executive Officer present. The compensation committee considers the Chief Executive Officer recommendations but makes independent decisions on determining the compensation of all named executive officers.
4.2 Role of Management
The compensation committee works closely with the Company’s Head of People Operations, who provides information and analysis to assist the compensation committee with compensation decisions. In addition, the Chief Executive Officer reviews the performance of his direct reports and provides recommendations regarding their compensation to the compensation committee for its consideration.
Additionally, the Chief Executive Officer and Head of People Operations annually review succession planning with the compensation committee, and then with the broader Board of Directors, given its critical importance to the Company’s success.
4.3 Role of Consultant
We did not engage any compensation consultants in determining the 2018 compensation of our named executive officers. In early 2019 the compensation committee engaged Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant. We expect Meridian to advise the compensation committee on various executive and non-employee director pay issues in 2019, as directed by the compensation committee. Meridian reports directly to the compensation committee and does not provide any services or advice to management.
Pursuant to SEC rules, the compensation committee has assessed the independence of Meridian and concluded Meridian is independent and does not have any conflict of interest with the Company, its directors or its executive officers.

4.4 Peer Group
Each year, the compensation committee identifies a comparator group of companies to assist in evaluating the competitiveness of its compensation policies, programs, and dilution. From time-to-time, the compensation committee consults survey data for even broader evaluation of the pay levels for executive positions. We use this information primarily as a reference point for evaluating our executive compensation levels.
Because the Company has few direct public competitors in the pet insurance industry, the compensation committee screens for companies that share certain business characteristics with Trupanion, including:

•	Traded on major securities exchanges

•	U.S. based

•	Revenue under $1 billion

•	3-year compound annual revenue growth of mid-teens or higher

•	Certain business model characteristics, including:

◦	Recurring revenue model (subscription-based company)

◦	Business-to-consumer focus

◦	Strategically-relevant companies with a pet focus

◦	Seattle-based technology companies

•	Categorized in one of the following industries:

◦	Animal Health

◦	Diversified Consumer Services

◦	Life and Health Insurance

◦	Internet Service and Infrastructure

◦	Healthcare Providers and Services

Based on these criteria, in 2017 the compensation committee identified 8 primary peer companies and 3 reference peer companies for pay decisions in effect in 2018. The primary peer group was used to compare dilution levels, equity plan design features, compensation policies, and performance. The reference peer group, companies that are considerably larger than the Company, were used informally for similar purposes.
These companies included:
Primary Peer Group Used for Pay Decisions for 2018

Company	Industry
Alarm.com	Cloud-based Home Security Services
ANGI Home Services	Internet Marketplace
Care.com	Internet Marketplace
Health Equity	Online healthcare savings solution
PetMed Express	Pet Pharmacy
Planet Fitness	Fitness Centers
Teladoc, Inc.	Telehealth Platform
Zillow Group	Internet Real Estate Marketplace
Reference Peer Group Used for Pay Analysis for 2018 Pay

Company	Industry
Central Garden and Pet	Garden & Pet production retailer
IDEXX	Veterinary Laboratories
Heska Corp	Animal healthcare equipment and solutions

Part 5. Components of Executive Compensation
5.1 Key Elements of Compensation
Summary of All Key Compensation Elements:
The table below describes our pay components and the purpose of each:

Element	Form	Description	Purpose
Base Salary	Cash	Fixed cash compensation determined by value of responsibilities of each position and informed by market data.	Provide baseline level of fixed compensation.
Short-Term Incentive Awards	Cash or equity, at the election of the participant
Variable and performance-based compensation based on achievement of corporate and individual quarterly performance goals that include strategic and financial goals. For all named executive officers, awards are scored quarterly and paid annually, subject to the compensation committee’s approval.
Focus named executive officers on the achievement of individual quarterly strategic and financial goals and reinforce value connection by role.
		Trupanion employees (including named executive officers) may elect to take their awards in the form of equity with a 20% premium to cash on value but subject to a 2-year lock-up.	Enhance ownership mindset of the team with the option to convert cash to RSUs.
Awards to our Chief Executive Officer are based solely on Company performance goals, whereas awards to other named executive officers are based on a mix of individual and Company performance goals.
Long-Term Incentive Awards	Stock Options and RSUs (chosen annually)	Named executive officers' long-term equity grants based upon the Company growing its calculated intrinsic value over the prior year.	Reward the long-term growth of stockholder value.

Stock options and restricted stock units vest over four years, subject to the holders’ continued service with the Company, with standard vesting for stock options vesting as to 1/4th on the one year anniversary and then 1/48th monthly thereafter, and restricted stock units vesting as to 1/4th on the one year anniversary and then 1/16th quarterly thereafter, subject to the recipient being a service provider through each vesting date for the equity awards).
Align executives directly with stockholder interests.
Promote stock ownership.
Enhance long-term perspective and support retention of named executive officers.
Other Compensation	401(k) Plan	Broad based retirement plan sponsored by Trupanion and offered to all employees.	Support long term financial planning.
General Benefits	Healthcare, Daycare, Pet Perks and Sabbatical
All employees have the opportunity to receive paid healthcare for themselves, and coverage for their pet on a Trupanion subscription and paid daycare for infants through Pre-K and professional dog walkers for all furry office mates at our Seattle headquarters. Every 5 years, employees receive a 5-week paid sabbatical.
Overall competitive benefits package that is offered to employees to foster a fulfilling, enjoyable, and productive work environment.
Perquisites	None	Trupanion does not offer perquisites to its executives.	Not applicable.
Each pay program operates as follows:
Base Salary:
Executive salaries are meant to be reasonable vis-à-vis the market and internally among executives. The compensation committee considers salary levels annually, but it does not adjust salaries on an annual or other scheduled basis. The compensation committee only adjusts base salary when it deems appropriate in view of changes in an executive’s role, in an executive’s impact, or in the market. Salaries are increased on an as-needed basis, rather than at any set time during the year.

Short-Term Incentive Awards:
We offer short-term incentive awards to our named executive officers and other employees. The intent of the short-term incentive awards is to reward each individual’s contribution based on the achievement of the Company’s corporate objectives and individual goals. The corporate objectives and individual goals are established at the beginning of each quarter and scored at the end of each quarter. The measures for the individual goals are indicators of profitable growth, such as the number of active hospitals, number of enrolled pets, and so forth. The achievement scores for corporate objectives are approved by the compensation committee quarterly and the quarterly aggregate scores for named executive officers are approved annually. These short-term incentive awards are paid annually to our named executive officers in the following fiscal year, whereas short-term incentive awards for other employees are paid quarterly or monthly. The aggregate dollar amount of short-term incentive awards to our named executive officers is 20% of the executives' base salary.
The mechanism for determining the annual incentive payouts is shown below:
Once the weighted achievement scores and annual incentive payout amounts are determined, they are reviewed and approved by the compensation committee.
The target award percentage and the weighted mix of corporate objectives and individual goals for the Annual Short-Term Incentive Award are as follows:

1)	the Chief Executive Officer’s Annual Short-Term Incentive Award is calculated at 100% of the Company’s achievement on its corporate objectives;

2)
the other named executive officers’ Annual Short-Term Incentive Award is calculated at: (a) 50% of the Company’s achievement on its corporate objectives, and (b) 50% of their achievement on their individual goals; and

3)	named executive officers can earn up to 150% of their target short-term incentive award if maximum achievement on corporate objectives is met.

All employees, including named executive officers, can elect to accept each short-term incentive award payout in cash or equity. To the extent equity is elected, all employees are entitled to receive a 20% premium, allowing for the cash amount to be converted with an additional 20% value added onto the equity award. All equity awards received under this election are immediately vested on the day the equity award is granted. However, these equity awards are subject to a two year holding restriction.
Long-Term Incentive Awards:
We grant long-term incentive awards under our 2014 Equity Incentive Plan (2014 Plan). Our long-term incentive awards deliver equity-based awards to executives and other employees who contribute to the long-term success of the Company. The aggregate amount of long-term incentive awards to be issued is determined based on the calculated intrinsic value growth for compensation purposes, along with other business factors, as explained below under “Intrinsic Value and Compensation Related to Long Term Incentive Awards”.
Each year, the compensation committee determines the number of shares available to be granted to executives and other employees for performance based on the growth in the Company’s calculated intrinsic value over the prior year. The higher the growth, the larger the amount of equity provided to employees as a percent of that growth.

Intrinsic Value Plan

Aggregate number of full value shares available
Subtract the number of new hire, spot bonus, promotional and non-employee director grants from the prior fiscal year
Allocation of remaining shares to named executive officers and other individuals based on their contribution to intrinsic value growth
Decision by compensation committee to grant RSUs or Stock Options (number adjusted for economic value)
Shares are granted and vest over 4 years
Compensation Intrinsic Value/Share at Beginning of Year based on 3-Year Rolling Period (1)
Compensation Intrinsic Value/Share at Ending of Year based on 3-Year Rolling Period (1)
% Growth in Intrinsic Value/Share (Beginning vs. Ending)
% Growth in Intrinsic Value/Share to Stockholders
% Growth in Intrinsic Value/Share to Aggregate Number of Shares Available for Long-Term Incentive Awards
(1) Below 10% intrinsic value growth, no shares are allocated for long-term incentive awards
(2) The incremental % of growth in intrinsic value going to employees varies from 0% at 10% growth to 2.5% at ≥30% growth
Performance
Award Process
4-Year Vesting

(1) Intrinsic value for incentive compensation purposes is calculated on a conservative basis primarily using historical 3-year inputs for forward-looking projections.

Intrinsic Value and Compensation Related to Long-Term Incentive Awards:
We have an internal model we use to calculate our estimated intrinsic value. It utilizes a discounted cash flow methodology, informed by assumptions regarding projected changes to our key operating metrics and financial statements over time, along with other factors. We use our calculation of intrinsic value as one relevant factor when making business decisions as a whole. Several of the assumptions in the intrinsic value model relate to future events, such as enrollment growth assumptions.
When considering this model in connection with compensation decisions, we adjust the model in an effort to ensure that each assumption generally is (1) grounded by history (generally, we do not allow assumptions to exceed the 3-year historical average) (2) validated with a common sense metric, and/or (3) supported by sensitivity analysis and approved by the Board of Directors. Ultimately, the Board of Directors retains the discretion to modify the intrinsic value model, as it determines appropriate. Our calculated estimates of intrinsic value growth in connection with compensation decisions are intended to be more conservative than what we use for other business decisions, consistent with the following principles:

•	Reflect a conservative view of value increases, giving credit for proven performance rather than performance we hope to achieve in the future.

•
Incorporate controllable factors, like advertising spending, but not give credit for or penalize participants for uncontrollable factors, like changes in interest rates, without compensation committee approval.

•
Allow for period-over-period comparisons and not be readily susceptible to manipulation by management. We generally base our inputs off of the most recent 3-year actual performance trend and prefer to avoid changing modifiers such as the weighted average cost of capital when making compensation decisions.

•
Be subject to the discretion of the compensation committee, which may adjust our awards for a specific year if our calculation of intrinsic value growth and/or resulting number of equity grants produces awards that the compensation committee determines are inappropriate or inconsistent with the long-term interests of stockholders.

We measure year-over-year growth in our calculation of intrinsic value in order to determine the aggregate number of long-term incentive awards to be granted to all employees in the following fiscal year. We provide no long-term incentive awards to named executive officers if we calculate such intrinsic value growth as 10% or lower. For each increment of our calculation of intrinsic value per share growth above 10% up to 30%, the percentage of the incremental value is allocated between all employees and stockholders according to the following schedule:

Estimated Increase to Our Calculation of Intrinsic Value Per Share	% of Value Creation Going to Employees (Assume RSUs)	Increase to Our Calculation of Intrinsic Value Per Share (Assume RSUs)
1 - 10%	0	1 - 10%
11%	0.3%	10.7%
20%	1.0%	19.0%
30%	2.5%	27.5%
(Progression between identified points is not linear due to the degree of difficulty in achieving greater increases to our calculation of intrinsic value per share.)
Once we have determined the aggregate number of shares available for long-term incentive awards, the number is reduced by the shares underlying all new hire grants, spot bonus grants, promotional grants and non-employee director grants from the prior fiscal year. All new hire grants, spot bonus grants, promotional grants, and non-employee director grants, and other awards that are not based on our calculation of intrinsic value growth, are not contingent upon our calculation of 10% or higher intrinsic value growth. From the remaining shares available for long-term incentive awards, the compensation committee then allocates the number of long-term incentive awards to be made to named executive officers based on individual named executive officer and other employee contributions to our calculation of intrinsic value growth, based on the Chief Executive Officer's recommendations.
Please see flow chart in "5.2 Determination of Compensation for 2018 Performance" under "Long-Term Incentive Awards Granted in 2019" for the intrinsic value model calculation of the aggregate amount of long-term incentive awards for grants made in February 2019 for 2018 performance.
Annually, the compensation committee determines whether full value shares or the equivalent value of such shares will be granted in the form of restricted stock units or stock options. The selection of equity vehicle granted is based on a number of considerations, including the Company’s stock price, retention needs, and other considerations deemed relevant by the compensation committee. The compensation committee allocates the long-term incentive awards based on individual named executive officer and other employee contributions to our calculation of intrinsic value growth after determining aggregate number of shares available for long-term incentive awards in a given year and reducing it by all new hire grants, spot bonus grants, promotional grants and non-employee director grants from the prior fiscal year.
All long-term incentive awards granted to employees, including our named executive officers, vest over four years. All stock options granted expire ten years from the date of grant.

Other Compensation, General Benefits and Perquisites:
We provide all employees the opportunity to receive paid healthcare for themselves as well as medical coverage for one pet on a Trupanion subscription, and paid daycare for one child, infants through Pre-K and professional dog walkers for all furry office mates at our Seattle headquarters (we have over 350 dogs and cats registered to come to work with us at our headquarters each day). Every 5 years, employees receive a 5-week paid sabbatical. We also provide a Company-wide broad based retirement 401(k) plan. We do not provide any perquisites to our executives.
5.2 Determination of Compensation for 2018 Performance
The compensation committee reviews three compensation elements annually - base salary, short-term incentive compensation and long-term incentive compensation. The focus of the discussion each year is generally on the short term and long-term incentive compensation. For information on each aspect of compensation, see “5.1 Key Elements and Descriptions of Compensation”.
Total 2018 Performance Compensation for Named Executive Officers
Executives received compensation based on the 2018 corporate achievements attained, which are noted in the “2.2 Business Overview and Performance” section, specifically the estimated 22.8% growth in our calculation of intrinsic value in 2018.
2018 Base Salaries
We do not necessarily increase salaries on an annual basis. In 2018, the compensation committee reviewed base salaries in the context of total compensation, corporate and individual performance and determined that no changes were necessary for 2018.

Name	Title	2018	2017	Percent Increase (%)
Darryl Rawlings	Chief Executive Officer	$300,000	$300,000	—
Tricia Plouf	Chief Financial Officer	240,000	240,000	—
Margaret Tooth	Chief Revenue Officer	240,000	240,000	—
Asher Bearman	Chief Strategy Officer	240,000	240,000	—
Thomas Houk (1)	Chief Member Experience Officer	180,000	180,000	—
Ian Moffat	Head of Food Initiative	$240,000	$240,000	—

(1)	Mr. Houk’s salary increased to $240,000 on January 1, 2019.
2018 Short-Term Incentive Awards
Each quarter, named executive officers have goals that relate to their respective area of responsibility and involve a high degree of difficulty. The achievements noted below were considered to be critical to our performance for 2018:

Executive	2018 Performance and Results
Darryl Rawlings	Not Applicable
Tricia Plouf	Overall financial performance and capital management and effective allocation.
Margaret Tooth	Internal rate of return of pet acquisition spend, number of pets enrolled, increase in same store sales and year over year changes to conversion rates.
Asher Bearman	Increase in the Company’s competitive position and completion of initial phases of key long term business initiatives such as the Company's pet food initiative.
Thomas Houk	Pricing accuracy by sub-categories, increased the number of sub-categories and claims automation pilot.
Ian Moffat	Operational and pet food initiative targets.

Based on these results, the Chief Executive Officer assigned a percentage correlated to the level of progress toward the goals, which he recommended to the compensation committee for consideration. As a result of this process, the compensation committee approved the percentage payout against the target for each named executive officer. The goals for each named executive officer were intentionally set deliberately with a high degree of difficulty and are not designed to be equivalent to measures of overall performance.

				Achievement to Target Goal for:
				Q1		Q2		Q3		Q4
Name	Salary	Bonus Target %	Bonus Split (Corporate/ Individual)	Corporate	Individual	Corporate	Individual	Corporate	Individual	Corporate	Individual	Target Bonus Amount	Actual Bonus Paid
Darryl Rawlings	$300,000	20%	100/0	27%	N/A	63%	N/A	63%	N/A	41%	N/A	$60,000	$29,100
Tricia Plouf	240,000	20	50/50	27	51	63	96	63	87	41	88	48,000	30,945
Margaret Tooth	240,000	20	50/50	27	62	63	83	63	65	41	90	48,000	29,618
Asher Bearman	240,000	20	50/50	27	69	63	86	63	73	41	45	48,000	28,018
Thomas Houk (1)	180,000	20	50/50	27	39	63	82	63	50	41	45	36,000	21,435
Ian Moffat	$240,000	20%	50/50	27%	73%	63%	96%	N/A	(2)	N/A	(2)	$48,000	$29,505

(1)	Mr. Houk’s target short term incentive award for Q1 and Q2 2018 was 20% of $180,000 and for Q3 and Q4 was 20% of $240,000.

(2)
Mr. Moffat’s bonus structure changed in the third and fourth quarter of 2018, to be based on the advancement of the Company’s pet food initiative. His performance score was 54.08%, with a combined third and fourth quarter payout of $13,965.

Long-Term Incentive Awards Granted in 2019
The 2018 Performance RSU Grant Amount: In 2018, the compensation committee estimated that our calculation of intrinsic value grew by 22.8% for compensation purposes, which the compensation committee considered to be excellent performance. The compensation committee used this calculation of intrinsic value growth rate to set an aggregate number of long-term incentive awards of 398,193 shares. The new hire grants, spot bonus grants, promotional grants and non-employee director grants were subtracted, and the remaining 284,868 shares were granted to certain employees, including named executive officers in 2019.

Intrinsic Value Plan
2019 Grants for 2018 Performance

Compensation Intrinsic Value/Share at Beginning of Year based on 3-Year Rolling Period (1)
Compensation Intrinsic Value/Share at Ending of Year based on 3-Year Rolling Period (1)
% Growth in Intrinsic Value/Share =22.8%
% Growth in Intrinsic Value/Share to Stockholders = 21.4%
1.4% Growth in Intrinsic Value/Share to create aggregate number of shares available for long-term incentive awards
398,193 aggregate shares available for long-term incentive awards
Subtract 113,325 shares granted in 2018 for new hire, spot bonus, promotional and non-employee director grants
Allocation of 284,868 shares to named executive officers and other individuals based on their contribution to intrinsic value growth
Compensation committee decided to grant RSUs
Shares were granted in February 2019 and vest over 4 years
Performance
Award Process
4-Year Vesting

(1) Intrinsic value for incentive compensation purposes is calculated on a conservative basis primarily using historical 3-year inputs for forward-looking projections.

Allocation of Long-Term Incentive Award Amount to Named Executive Officers for 2018 Performance: To determine the specific grant amounts for each named executive officer, the Chief Executive Officer reviewed each named executive officer’s corporate and individual achievements to determine the value each contributed to increase our calculation of intrinsic value during 2018. The Chief Executive Officer also reviewed team member input on each named executive officer's overall contribution to the results, how the officer demonstrated leadership to achieve those results and the officer's ability to impact future growth of the Company. The Head of People Operations collected this input and provided an overview to help the Chief Executive Officer make differentiated awards. The compensation committee considered these recommendations. The Chief Executive Officer was not present for the decisions relating to his own long-term equity incentive awards. Following this process, the compensation committee approved the following grants to named executive officers in February 2019 based on 2018 performance:

	Granted in 2019
Name	Number of RSUs Granted	Value of RSUs Granted (1)
Darryl Rawlings	24,080	$720,714
Tricia Plouf	28,515	853,454
Margaret Tooth	38,020	1,137,939
Asher Bearman	33,268	995,711
Thomas Houk	19,966	597,582
Ian Moffat	—	$—

(1)
The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units granted to named executive officers in February 2019 with respect to 2018 performance, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reported in this column reflect the accounting cost and do not correspond to the actual economic value that may have been realized by our officers. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a summary of the assumptions we apply in calculating these amounts.

The table below shows the complete performance compensation overview for all named executive officers. It includes base salary paid during 2018, the short-term incentive awards measured quarterly and paid annually as well as the long-term incentive awards granted for 2018 performance. The 2018 short-term incentive awards and long-term incentive award grants were approved and paid or granted in February 2019.

Name	2018 Base Salary	Short-Term Incentive Award Payout Received in 2019 for 2018 Performance	Long-Term Incentive Awards (Restricted Stock Unit Value Received in 2019 for 2018 Performance) (1)	Total 2018 Performance Compensation
Darryl Rawlings	$300,000	$29,100	$720,714	$1,049,814
Tricia Plouf	240,000	30,945	853,454	1,124,399
Margaret Tooth	240,000	29,618	1,137,939	1,407,557
Asher Bearman	240,000	28,018	995,711	1,263,729
Thomas Houk (2)	180,000	21,435	597,582	799,017
Ian Moffat	240,000	$29,505	$—	$269,505

(1)
The amounts represent aggregate grant date fair value of the restricted stock units as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our officers. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a summary of the assumptions we apply in calculating these amounts.

(2)	Mr. Houk’s target short-term incentive award for Q1 and Q2 2018 was 20% of $180,000 and for Q3 and Q4 was 20% of $240,000.

Mr. Rawlings received $1,049,814 in total performance compensation from the Company during 2018 (which included equity grants in February 2019 with respect to Company performance in 2018). Mr. Rawlings' compensation was less than would have been warranted by the Company's performance for the applicable period and Mr. Rawlings' very significant contribution to that performance as Chief Executive Officer; however, due to Mr. Rawlings' substantial ownership in the Company (approximately 5.5%), the compensation committee determined, in consultation with Mr. Rawlings, that his performance compensation for 2018 was appropriate.
2017 Long-Term Incentive Awards Reflected in 2018 Summary Compensation Table: The long-term incentive awards earned in 2017 and granted to named executive officers in 2018 are listed on the Summary Compensation Table (see “Executive Compensation Tables - Summary Compensation Table”). For the long-term incentive awards granted in 2018, the compensation committee determined that the individual executives equally contributed to the Company’s estimated 22.4% increase in our calculation of intrinsic value from the prior year and therefore all named executive officers received the same number of restricted stock units as a long-term incentive award with respect to 2017 performance.
Part 6. Other Compensation Policies and Practices
6.1 Employment Agreements
In 2018, all employment agreements were voluntarily surrendered by our named executive officers and severance protection provisions were moved to standardized policies.

6.2 Severance and Change-in-Control Protection
We adopted an On-Going Severance Policy for CEO and Key Senior Leaders (Severance Policy) and a Change of Control Policy for Select Officers and Key Leaders (Change of Control Policy), to create a fair framework for situations when a covered executive leaves the Company involuntarily, with or without a change of control of the Company. In addition, stock option and RSU agreements, including those entered into by our named executive officers, provide for certain accelerated vesting rights in the event that the acquirer does not substitute or assume the outstanding equity awards. Finally, our stock option plans, restricted stock agreements, and restricted stock unit agreements contain provisions that apply to terminations of employment. We believe that these arrangements are important competitive considerations as it is generally believed that it takes senior corporate officers significant time to find new employment after their employment ends.
Severance Policy:
In February 2019, our compensation committee adopted the Severance Policy that covers the Chief Executive Officer and key senior leaders.
Under the Severance Policy, if a key senior leader, including the named executive officers, is terminated without cause (willful or gross neglect of job duties, willful disregard for the code of conduct or willful disregard for the team member handbook (Cause)), then they are entitled to the following benefits:

•	Six months of salary continuation, paid on each regular payroll date;

•	Earned bonuses paid in a lump sum within 60 days of separation; and

•	Six months continuation of coverage under our group health insurance plan and life insurance plan at no cost to the named executive officer.

In order to receive these benefits, the named executive officer must sign a valid separation agreement containing a full and unconditional release of claims.
Change of Control Policy:
In February 2019, our compensation committee adopted the Change of Control Policy that covers select officers and key leaders.
Under the Change of Control Policy, if a named executive officer is terminated without Cause within six months prior to or 24 months following a Change of Control (as defined below under Termination of Employment and Change of Control Payments Table), then such named executive officer is entitled to the following benefits:

•	Twelve months of salary continuation and target bonus, paid in a lump sum within 60 days of separation;

•	the cash value of any equity earned but not yet issued pursuant to our long-term incentive award intrinsic value model (calculated on a full year, prorated for partial year of service);

•	vesting of all unvested time-based equity awards shall vest; and

•	twelve months continuation of coverage under our group health insurance plan at no cost to the named executive officer.

In order to receive these benefits, the named executive officer must sign a valid separation agreement containing a full and unconditional release of claims. If any total payment determined by this policy would result in an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (Code)), then we would reduce the payment to produce a payment value that would maximize the “net after-tax amount” payable to the named executive officer.
6.3 Share Ownership
The Company believes stock ownership aligns the interests of the named executive officers and Board of Directors with those of the Company’s stockholders.
Our named executive officers and Board of Directors are held to the following requirements:

Position	Required Ownership
Board Director	3X annual compensation value (excluding chair compensation)
Chief Executive Officer	5X annual base compensation
Executive	3X annual base compensation

These ownership guidelines must be met within five years of becoming a board member or executive of the Company, including promotion into an executive role.
The minimum ownership may be satisfied by ownership of: (i) shares of the Company’s common stock, including shares purchased in the open market or through a company purchase plan or otherwise owned by the individual as a result of vesting of restricted stock units or performance-based stock units or exercise of options; (ii) vested restricted stock units and performance-based stock units; (iii) all deferred restricted stock units; (iv) vested restricted stock awards, (v) vested and exercisable “in-the-money” stock options (on a net exercise basis and net of taxes set at a 50% tax rate for purposes of calculating share ownership); and (vi) any other shares of the Company’s common stock owned by the executive or non-employee director. Shares or equity awards that are vested but are not settled pursuant to a pre-arranged deferral program will count toward the ownership requirement.
As of December 31, 2018 all of our named executive officers were in compliance with these ownership guidelines.
6.4 Risk Assessment
The compensation committee assessed the risk profile of our executive pay program and determined that our executive pay does not encourage undue risk-taking by executives. Key considerations that led to this determination were that the short-term incentive awards are capped at 150% of target, the short-term incentive award measurement categories are balanced, the long-term incentive awards are subject to a measure (i.e., our calculation of intrinsic value) that assesses the long-term sustainable growth and health of the Company, and all of the long-term incentive awards carry 4-year vesting, encouraging executives to make decisions that are in the best long-term interests of the business.
Further, the Company requires executives to hold meaningful levels of Company stock which results in stockholder alignment and a long-term focus. We also adopted a clawback policy in 2019.
6.5 Clawbacks
Our clawback policy allows the Company to recover incentive compensation that was inappropriately delivered due to an accounting restatement or team member misconduct. Incentive Compensation is all variable compensation, which includes any bonus compensation, equity-based awards, or other incentive plans.
6.6 Pledging & Hedging
Our pledging guidelines prohibit named executive officers from engaging in any form of hedging transactions (derivatives, equity swaps, and so forth) in the Company’s stock.
We allow pledging transactions pursuant to the Company’s Insider Trading Policy, because we acknowledge that personal circumstances may warrant entrance into such an arrangement in lieu of selling shares.
6.7 Tax & Accounting Considerations
Prior to January 1, 2018, Section 162(m) of the Code generally limited the deductibility of non-performance based compensation in excess of $1 million paid to the Chief Executive Officer and the three other most highly compensated executive officers other than the Chief Financial Officer. Effective January 1, 2018, Section 162(m) of the Code was modified by the Tax Cuts and Jobs Act to limit the deductibility of all compensation in excess of $1 million paid to named executive officers of a U.S. public company, with no exception for performance-based compensation.
The compensation committee may consider tax deductibility as a factor in designing incentive compensation programs. However, to maintain flexibility, the compensation committee does not require all compensation to be awarded in a tax deductible manner, and balances the purposes and needs of the Company’s executive compensation program against potential tax and other implications.

6.8 Discussion on Company Performance Metrics
Note 1: Adjusted operating income is a non-GAAP financial measure that adjusts operating loss to remove the effect of acquisition costs and the related non-cash items, stock-based compensation and depreciation. Adjusted operating margin is adjusted operating income as a percentage of revenue. Management uses adjusted operating income and the margin on adjusted operating income to understand the effects of scale in its non-acquisition cost expenses and to plan future advertising expenditures, which are designed to acquire new pets. Management uses this measure as a principal way of understanding the operating performance of its business exclusive of acquisition cost initiatives.  Management believes disclosure of this metric provides investors with the same data that the Company employs in assessing its overall operations and that disclosure of this measure may provide useful information regarding the efficiency of our utilization of revenues, return on advertising dollars in the form of new subscribers and future use of available cash to support the continued growth of our business. The following is a reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):

Year Ended December 31,
2018
Revenue	$303,956
Cost of goods	213,968
Variable expenses	37,695
Non-GAAP gross profit	52,293
Fixed expenses	20,387
Adjusted operating income	31,906
Acquisition cost	23,664
Stock-based compensation expense	4,775
Depreciation and amortization	4,512
Operating loss	(1,045)
Interest expense	1,198
Other (income) expense, net	(1,309)
Loss before income taxes	(934)
Income tax (benefit) expense	(7)
Net loss	$(927)
As a percentage of revenue:

2018
Revenue	100%
Cost of goods	70.4
Variable expenses	12.4
Non-GAAP gross profit	17.2
Fixed expenses	6.7
Adjusted operating income	10.5
Acquisition cost	7.8
Stock-based compensation expense	1.6
Depreciation and amortization	1.5
Operating loss	(0.3)
Interest expense	0.4
Other (income) expense, net	(0.4)
Loss before income taxes	(0.3)
Income tax (benefit) expense	—
Net loss	(0.3)%

Note 2: Our internal rate of return is calculated assuming the new pets we enroll during the year will behave like an average pet. Specifically, our 2018 calculation assumes adjusted operating income (calculated as the average monthly revenue for new pets of $53.44 factored by the adjusted operating margin of 10.5%) for an average subscriber life of 71.4 months (calculated as the quotient obtained by dividing one by the churn rate, which equals one minus the average monthly retention rate of 98.60%).

Compensation Committee Report
The compensation committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company. Based on such review and discussion, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2019 Annual Meeting of Stockholders and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into, any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.
Submitted by the Compensation Committee
Robin Ferracone, Chair
Dan Levitan
Murray Low
Hays Lindsley

Pay Ratio
In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Act that requires U.S. publicly traded companies to disclose the ratio of their Principal Executive Officer’s compensation to that of their median employee. For this required disclosure, Darryl Rawlings, Chief Executive Officer, is our Principal Executive Officer.
For fiscal year 2018:

•	the annual total compensation, calculated as described below, of Darryl Rawlings was $891,553; and

•	the estimated median of the annual total compensation of all employees of our Company, other than Darryl Rawlings, was $60,011.

Based on this information, for 2018 the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual compensation of all employees was 15 to 1.
To determine the median employee as of December 31, 2018, we used the total base earnings and bonus paid in 2018 for all U.S. employees, fulltime and part time. We excluded independent contractors and employees on leave, as that population was not material. We did not include employees located in Canada as they represent 3% of our employees. The 2017 annual bonus (for certain executives) and the 2017 fourth quarter bonus for eligible U.S. employees was included as they were paid out in 2018. We did not include the 2018 annual bonus (for certain executives) nor the 2018 fourth quarter bonus for eligible U.S. employees, as these paid out in 2019 for determining the median employee. Bonuses that were converted to restricted stock units were included at cash value.
For employees hired throughout the year, we annualized salaries by taking their monthly compensation (base and average bonus) and multiplying by 12. If an employee started on the 1st through the 15th, we assumed employment for that full month; otherwise, assumed employed in subsequent month.
With the factors noted above, we identified the median role.
We then used the total compensation set forth in the summary compensation table for Mr. Rawlings, added to it the amounts we pay on behalf of Mr. Rawlings pursuant to benefits programs that are available on a non-discriminatory basis to all our employees, including health, life and disability insurance premiums, child care at our headquarters, and enrollment of one pet per employee in our Trupanion medical insurance policy (Non-discriminatory Benefits) and compared that amount to the total compensation paid in 2018 for the identified role, which also included the Non-discriminatory Benefits paid out for the identified role. For the identified role, we included the 2017 fourth quarter bonus which was paid in 2018 and did not include the 2018 fourth quarter bonus which was paid in 2019. This determined the ratio set forth above.
In identifying the median employee under SEC rules, companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee may not be directly comparable to similar disclosure by other reporting companies.

Executive Compensation Tables
The following tables and accompanying narrative disclosure set forth information about the compensation provided to our named executive officers during the fiscal years specified below.
Summary Compensation Table
The following table provides information regarding all long-term incentive equity compensation awarded to our named executive officers during the 2018, 2017 and 2016 fiscal years, and all short-term incentive compensation and salary earned by our named executive officers during the 2018, 2017 and 2016 fiscal years.

Name and Principal Position	Year		Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Total
Darryl Rawlings	2018		$300,000	$546,531	$—	$29,100	$875,631
Chief Executive Officer	2017		300,000	—	175,330	80,400	555,730
	2016		300,000	—	314,645	145,500	760,145
Tricia Plouf	2018		240,000	546,531	—	30,945	817,476
Chief Financial Officer	2017		240,000	—	350,653	43,274	633,927
	2016		206,461	—	306,460	52,107	565,028
Margaret Tooth	2018		240,000	546,531	—	29,618	816,149
Chief Revenue Officer	2017	(4)	—	—	—	—	—
	2016	(4)	—	—	—	—	—
Asher Bearman	2018		240,000	546,531	—	28,018	814,549
Chief Strategy Officer	2017		240,000	—	262,988	43,517	546,505
	2016	(5)	—	—	—	—	—
Thomas Houk	2018		180,000	546,531	—	21,435	747,966
Chief Member Experience	2017	(4)	—	—	—	—	—
Officer	2016	(4)	—	—	—	—	—
Ian Moffat	2018		240,000	546,531	—	29,505	816,036
Head of Food Initiative	2017		240,000	—	175,330	47,186	462,516
	2016		$240,000	$—	$122,670	$58,897	$421,567

(1)
The amounts represent aggregate grant date fair value of the restricted stock units, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our officers. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a summary of the assumptions we apply in calculating these amounts.

(2)
The amounts represent aggregate grant date fair value of the stock options, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our officers. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a summary of the assumptions we apply in calculating these amounts.

(3)	For additional information regarding the non-equity incentive plan compensation, please refer to the sub-section entitled “5.2 Determination of Compensation for 2018 Performance".

(4)	This individual became a named executive officer for the first time in 2018, and therefore the individual's compensation in 2017 and 2016 is not reported.

(5)	This individual became a named executive officer for the first time in 2017, and therefore the individual's compensation in 2016 is not reported.

Grants of Plan-Based Awards
The following table sets forth information regarding the short-term incentive awards earned by our named executive officers during fiscal 2018 and the long-term incentive awards earned in 2017 and granted to our named executive officers in fiscal 2018.

					Estimated Future Payouts Under Non-Equity Incentive Plan (1)
Name	Award Type		Approval Date	Grant Date	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units (2)	Grant Date Fair Value of Stock and Option Awards (3)
Darryl Rawlings	Annual short-term incentive award	(4)			$30,000	$60,000	$90,000
	RSU		2/19/2018	2/20/2018				19,512	$546,531
Tricia Plouf	Annual short-term incentive award	(4)			24,000	48,000	72,000
	RSU		2/19/2018	2/20/2018				19,512	546,531
Margaret Tooth	Annual short-term incentive award	(4)			24,000	48,000	72,000
	RSU		2/19/2018	2/20/2018				19,512	546,531
Asher Bearman	Annual short-term incentive award	(4)			24,000	48,000	72,000
	RSU		2/19/2018	2/20/2018				19,512	546,531
Thomas Houk	Annual short-term incentive award	(4)			18,000	36,000	54,000
	RSU		2/19/2018	2/20/2018				19,512	546,531
Ian Moffat	Annual short-term incentive award	(4)			$24,000	$48,000	$72,000
	RSU		2/19/2018	2/20/2018				19,512	$546,531

(1)	The amounts represent the threshold, target and maximum amounts of cash that might have become payable to each named executive officer as a short-term incentive award.

(2)	Reflects the long-term incentive awards received in the form of restricted stock units.

(3)
The amounts represent the aggregate grant date fair value of the restricted stock units, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The amounts reflect accounting cost and may not correspond to the actual economic value realized by our officers. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a summary of the assumptions we apply in calculating these amounts.

(4)	Reflects information regarding short-term incentive awards received as a cash bonus.

(5)	Mr. Moffat’s bonus structure changed in the third and fourth quarter of 2018, to be based on the advancement of the Company’s pet food initiative.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding stock options and restricted stock units held by our named executive officers as of December 31, 2018.

			Option Awards					Stock Awards
Name	Grant Date (1)		Number of Securities Underlying Options Total Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (2)
Darryl Rawlings	2/20/2018	(3)						19,512	$496,776
	5/4/2017	(4)	23,448	9,281	14,167	$17.97	5/4/2027
	8/8/2016	(5)	50,000	29,166	20,834	14.95	8/8/2026
	8/2/2013	(15)						116,877	2,975,688
	9/23/2011	(19)	309,679	309,679	—	1.04	9/23/2021
Tricia Plouf	2/20/2018	(3)						19,512	496,776
	5/4/2017	(4)	46,895	18,562	28,333	17.97	5/4/2027
	5/6/2016	(7)	50,000	32,291	17,709	14.40	5/6/2026
	7/24/2015	(9)	10,255	8,759	1,496	7.78	7/24/2025
	9/26/2014	(12)	50,000	48,700	—	8.74	9/26/2024
	11/7/2013	(13)	10,000	10,000	—	4.80	11/7/2023
	2/4/2013	(17)	20,000	6,000	—	4.05	2/4/2023
Margaret Tooth	2/20/2018	(3)						19,512	496,776
	5/4/2017	(4)	23,448	9,281	14,167	17.97	5/4/2027
	12/21/2015	(8)	40,000	29,166	10,834	8.93	12/21/2025
	7/24/2015	(9)	19,200	16,400	2,800	7.78	7/24/2025
	11/7/2014	(11)	10,000	10,000	—	6.54	11/7/2024
	11/7/2013	(14)	20,000	8,550	—	4.80	11/7/2023
Asher Bearman	2/20/2018	(3)						19,512	496,776
	5/4/2017	(4)	35,171	13,921	21,250	17.97	5/4/2027
	7/22/2016	(6)	10,450	6,313	4,137	15.46	7/22/2026
	7/24/2015	(9)	19,200	16,400	2,800	7.78	7/24/2025
	8/2/2013	(16)	150,000	107,421	—	4.77	8/2/2023
Thomas Houk	2/20/2018	(3)						19,512	496,776
	5/4/2017	(4)	23,448	9,281	14,167	17.97	5/4/2027
	7/22/2016	(6)	7,650	4,621	3,029	15.46	7/22/2026
	7/24/2015	(9)	9,156	7,820	1,336	7.78	7/24/2025
	9/26/2014	(12)	35,000	35,000	—	8.74	9/26/2024
	11/7/2013	(13)	10,000	5,000	—	4.80	11/7/2023
Ian Moffat	2/20/2018	(3)						19,512	$496,776
	5/4/2017	(4)	23,448	9,281	14,167	17.97	5/4/2027
	7/22/2016	(6)	18,800	11,358	7,442	15.46	7/22/2026
	7/24/2015	(9)	24,000	13,500	3,500	7.78	7/24/2025
	5/1/2015	(10)	20,000	9,364	2,084	7.74	5/1/2025
	2/4/2013	(18)	100,000	20,000	—	$4.05	2/4/2023

(1)
All of the outstanding equity awards with a grant date before July 2014 were granted under our 2007 Equity Compensation Plan. All outstanding equity awards with a grant date during and after July 2014 were granted under our 2014 Equity Incentive Plan.

(2)
Value is calculated by multiplying the number of restricted stock units or restricted stock awards that have not vested by the closing market price of our stock ($25.46) as of the close of trading on December 31, 2018 (the last trading day of the fiscal year).

(3)	Restricted stock units vest as to 1/4th of the shares vested on February 25, 2019 and 1/16th vests each quarter thereafter.

(4)	Stock option vested as to 1/4th of the shares underlying this option on May 4, 2018 and 1/48th has been vesting monthly thereafter.

(5)	Stock option vested as to 1/4th of the shares underlying this option on August 8, 2017 and approximately 1/48th has been vesting monthly thereafter.

(6)	Stock option vested as to 1/4th of the shares underlying this option on July 22, 2017 and 1/48th has been vesting monthly thereafter.

(7)	Stock option vested as to 1/4th the shares underlying this option on May 6, 2017 and 1/48th has been vesting monthly thereafter.

(8)	Stock option vested as to 1/4th the shares underlying this option on January 7, 2017 and 1/48th has been vesting monthly thereafter.

(9)	Stock option vested as to 1/4th of the shares underlying this option on July 24, 2016 and 1/48th has been vesting monthly thereafter.

(10)	Stock option vested as to 1/4th of the shares underlying this option on May 1, 2016 and 1/48th has been vesting monthly thereafter.

(11)	Stock option vested as to 1/4th of the shares underlying this option on September 1, 2015 and 1/48th has been vesting monthly thereafter.

(12)	Stock option vested as to 1/4th of the shares underlying this option on August 1, 2015 and 1/48th has been vesting monthly thereafter.

(13)	Stock option vested as to 1/4th of the shares underlying this option on November 8, 2014 and 1/48th vested monthly thereafter.

(14)	Stock option vested as to 1/4th of the shares underlying this option on October 7, 2014 and 1/48th vested monthly thereafter.

(15)	Restricted stock award vests as to 1/6th of the shares on each annual anniversary of August 2, 2013 through the six year anniversary date of August 2, 2019.

(16)	Stock option vested as to 1/4th of the shares underlying this option on July 15, 2014 and 1/48th vested monthly thereafter.

(17)	Stock option vested as to 1/4th of the shares underlying this option on October 8, 2013 and 1/48th vested monthly thereafter.

(18)	Stock option vested as to 1/4th of the shares underlying this option on October 1, 2013 and 1/48th vested monthly thereafter.

(19)	Stock option vested as to 1/4th of the shares underlying this option on September 23, 2012 and 1/48th vested monthly thereafter.
Option Exercises and Stock Vested Table
The following table provides information regarding stock options exercised, restricted stock and restricted stock units vested which were held by our named executive officers during fiscal 2018.

		Option Awards		Stock Awards
Name	Grant Date	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Darryl Rawlings	12/4/2008	544,592	$13,196,421
	8/2/2013			116,877	$4,675,080
Tricia Plouf	9/26/2014	1,300	27,638
Margaret Tooth	11/7/2013	2,750	67,629
Asher Bearman	8/2/2013	3,000	$80,565
Termination of Employment and Change of Control Payments Table
The following discussion and table summarize the compensation that would have been payable to each named executive officer under the various scenarios assuming the triggering event occurred at the close of business on December 31, 2018 using a price per share of our common stock equal to the closing market price on the NASDAQ Stock Market as of that date. The payments summarized in the following table are governed by the various agreements and arrangements described in "Part 6. Other Compensation Policies and Practices"of the CD&A above.
No special payments are due if any of the named executive officers terminates his employment voluntarily or is terminated for cause. For all terminations, a terminated employee receives accrued and unpaid salary and the balance in his or her 401(k) Plan account. We do not accrue vacation pay for the named executive officers or other senior officers. On the same basis as we provide benefits to all of our employees, the named executive officers have life insurance and disability benefits.
The actual amounts to be paid to and the value of stock options, restricted stock, and restricted stock units held by a named executive officer upon any termination of employment can be determined only at the time of such termination, and depend on the facts and circumstances then applicable.

Name and Termination Event		Severance Payment (1)(2)	Cash Value of Equity Earned but Not Yet Issued (3)	Accelerated Restricted Stock Awards and Restricted Stock Units (4)	Accelerated Stock Options (5)	Continued Benefit Plan Coverage (6)	Total
Darryl Rawlings
Termination without Cause		$172,950	$—	$—	$—	$14,043	$186,993
After Change of Control, Termination without Cause	(7)	360,000	613,077	3,472,464	325,076	28,086	4,798,703
Tricia Plouf
Termination without Cause		150,945	—	—	—	6,992	157,937
After Change of Control, Termination without Cause	(7)	288,000	725,992	496,776	434,525	13,984	1,959,277
Asher Bearman
Termination without Cause		148,018	—	—	—	3,581	151,599
After Change of Control, Termination without Cause	(7)	288,000	847,003	496,776	250,037	7,163	1,888,978
Margaret Tooth
Termination without Cause		149,618	—	—	—	14,043	163,661
After Change of Control, Termination without Cause	(7)	288,000	967,989	496,776	334,701	28,086	2,115,552
Thomas Houk
Termination without Cause		111,435	—	—	—	4,345	115,780
After Change of Control, Termination without Cause	(7)	216,000	508,334	496,776	160,021	8,690	1,389,821
Ian Moffat (8)
Termination without Cause		—	—	—	—	—	—
After Change of Control, Termination without Cause	(7)	$—	$—	$—	$—	$—	$—

(1)
Except for termination events following a Change of Control, the amounts represent the salary and bonus cash severance amounts generally payable under the Severance Policy. The salary would be paid out as salary continuation on each payroll date. The bonus cash severance amounts reflect 2018 short-term incentive awards and would be paid in a single lump sum.

(2)
For a termination without cause 6 months prior to or 24 months following a Change of Control, the amounts shown in this column are the salary and bonus cash severance amounts due under the Change in Control Policy and are payable in a lump sum payment. The bonus cash severance amount included in this column is based on 100% of the target bonus for 2018.

(3)
The amounts represent the value of the RSU long-term incentive awards for 2018 performance, which were granted in February 2019. The value is based upon a price of $25.46 per share, which was the closing market price of our common stock as reported by the NASDAQ Stock Market on December 31, 2018.

(4)
All unvested restricted stock awards and restricted stock units vest in full if the named executive officer is terminated without cause 6 months prior to or 24 months following a change in control. The amounts shown in this column reflect the value of the named executive officer’s unvested restricted stock awards and/or restricted stock units with vesting accelerated in full as of December 31, 2018. The value of the unvested restricted stock awards and/or restricted stock units held by each named executive officer was calculated based upon the aggregate market value of such shares. We used a price of $25.46 per share to determine market value, which was the closing market price of our common stock as reported by the NASDAQ Stock Market on December 31, 2018, the last trading day of the year.

(5)
All unvested options vest in full if the named executive officer is terminated without Cause 6 months prior to or 24 months following a Change in Control. The amounts shown in this column reflect the value of the named executive officer’s unvested stock options with vesting accelerated in full as of December 31, 2018. We calculated the value of the unvested stock options based upon the difference between the aggregate market value of the shares of common stock underlying the unvested stock options and the aggregate exercise price that the named executive officer would be required to pay upon exercise of those stock options. We used a price of $25.46 per share to determine market value, which was the closing market price of our common stock as reported by the NASDAQ Stock Market on December 31, 2018, the last trading day of the year.

(6)	The amounts shown in this column reflect the cost of group medical, dental and vision insurance benefits, plus a 2% COBRA fee, based on the monthly cost for the applicable coverage level.

(7)
A Change of Control is defined as the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Change of Control; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by member of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(8)	Mr. Moffat is not a covered executive under our Severance Policy or Change of Control Policy.

Narrative Discussion to Termination of Employment and Change of Control Payment Table:
Please see the above discussion regarding our Severance Policy and Change of Control Policy under the CD&A in "6.2 Severance and Change-in-Control Protection". In addition, our equity incentive plans generally provide that upon termination of employment, other than for Cause, death, or permanent and total disability, outstanding stock options cease vesting and the optionee has three months to exercise the option or, if earlier, until the option expires. If the optionee is terminated for Cause, as defined in the applicable equity incentive plan, the participant has no right to exercise such option on or after the effective date of such termination.
Under our equity incentive plans, if a change in control occurs and the outstanding equity is not substituted or assumed by the successor entity, then such equity would vest in full and each participant would have the opportunity to exercise his or her equity in full, including any portion not then vested. We believe that acceleration of vesting of options, restricted stock awards, and restricted stock units is appropriate when the stock option, restricted stock award, or restricted stock unit are not continued or assumed by the successor company, as the recipient has not received the full contemplated benefit of the equity award due to circumstances beyond the recipient’s control.
Our option agreements generally provide that if the holder’s employment is terminated due to death or disability, no additional vesting shall occur and the participant has 12 months to exercise the option or, if earlier, until the option expires.
Our restricted stock unit agreements generally provide that upon a termination of service for any reason, all unvested restricted stock units will be forfeited and all rights of participation in such restricted stock units will immediately terminate.

Equity Compensation Plan Information

The following table presents information as of December 31, 2018 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	2,955,786	$9.00887	(1)	3,171,261	(2)
Equity compensation plans not approved by security holders	—	—		—
Total	2,955,786	$—		3,171,261

(1)	The weighted average exercise price relates solely to outstanding stock option shares since shares of restricted stock units have no exercise price.

(2)
Includes 3,171,261 shares of common stock that remain available for issuance under our 2014 Plan. Additionally, our 2014 Plan provides for automatic increases in the number of shares available for issuance under it on January 1 of each four calendar years during the term of the 2014 Plan by the lesser of 4% of the number of shares of common stock issued and outstanding on each December 31 immediately prior to the date of increase or the number determined by our Board of Directors. The Board of Directors waived the automatic increase in 2017 and 2018.

2007 Equity Compensation Plan
Our Board of Directors and stockholders adopted our 2007 Equity Compensation Plan (2007 Plan) in December 2008. The 2007 Plan provided for the grant of both incentive stock options, which qualify for favorable tax treatment to their recipients under Section 422 of the Code, and nonstatutory stock options, as well as for the issuance of shares of restricted stock and stock bonuses and the award of restricted stock units. The maximum permitted term of options granted under our 2007 Plan is ten years, except that the maximum permitted term of incentive stock options granted to stockholders who, at the time of grant, owned stock representing more than 10% of the voting power of all classes of our stock, is five years. In the event of our merger or consolidation, the 2007 Plan provides that, unless the applicable award agreement provides otherwise, if awards are not assumed or substituted in connection with the merger or consolidation, then the vesting and exercisability of such awards will accelerate in full, followed by termination of any unexercised awards. We ceased issuing awards under the 2007 Plan upon the implementation of our 2014 Equity Incentive Plan. As a result, the 2007 Plan terminated and we no longer grant options under the 2007 Plan. However, outstanding awards granted under the 2007 Plan will continue to be governed by the terms of the 2007. Options and restricted stock granted under the 2007 Plan have similar terms to those described below with respect to such awards under our 2014 Plan.
2014 Equity Incentive Plan
Our Board of Directors and stockholders adopted our 2014 Plan in June 2014, it became effective July 17, 2014 and serves as the successor to our 2007 Plan. We initially reserved 2,000,000 shares of our common stock to be issued under our 2014 Plan. Under the 2014 Plan, the number of shares reserved for issuance is and will continue to automatically increase on January 1 for each of the calendar years 2016 through 2024, by the number of shares equal to 4% of the total outstanding shares of our common stock as of the immediately preceding December 31 of such year; provided, however, that our Board of Directors may reduce the amount of the increase in any particular year. For each of the 2019 and 2018 calendar years, our Board of Directors declined the automatic increase that would have occurred on January 1, 2019, and January 1, 2018, respectively. In addition to the foregoing, the following shares are available for grant and issuance under our 2014 Plan:

•	shares subject to options or stock appreciation rights (SARs) granted under our 2014 Plan that ceased to be subject to the option or SAR for any reason other than exercise of the option or SAR;

•	shares subject to awards granted under our 2014 Plan that were subsequently forfeited or repurchased by us at the original issue price;

•	shares subject to awards granted under our 2014 Plan that otherwise terminated without shares being issued;

•	shares surrendered, canceled, or exchanged for cash or the same type of award or a different award (or combination thereof);

•	shares reserved but not issued or subject to outstanding awards under our 2007 Plan on July 17, 2014;

•
shares issuable upon the exercise of options or subject to other awards under our 2007 Plan prior to July 17, 2014 that ceased to be subject to such options or other awards by forfeiture or otherwise after July 17, 2014;

•	shares issued under our 2007 Plan that were forfeited or repurchased by us after July 17, 2014; and

•	shares subject to awards under our 2007 Plan that were used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.
Our 2014 Plan authorizes the award of stock options, restricted stock awards (RSAs), SARs, restricted stock units (RSUs), performance awards and stock bonuses. No person will be eligible to receive more than 1,000,000 shares in any calendar year under our 2014 Plan other than a new employee, who will be eligible to receive no more than 2,000,000 shares under the 2014 Plan in the calendar year in which the employee commences employment. Additionally, no participant may be granted in a calendar year a performance cash award having a maximum value in excess of $5.0 million under our 2014 Plan. Such limitations were designed to help ensure that compensation was eligible for exceptions to the $1.0 million limitation on income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.
The Tax Cuts and Jobs Act of 2017, effective January 1, 2018 (2017 Tax Act), removed the performance-based compensation exception to Section 162(m) of the Code, except as to outstanding awards that are grandfathered. The 2017 Tax Act also extended the Section 162(m) limit on tax deductibility of compensation to our Chief Financial Officer beginning in 2018.
Our 2014 Plan is administered by our compensation committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our Board of Directors acting in place of our compensation committee. Our compensation committee has the authority to construe and interpret our 2014 Plan, grant awards and make all other determinations necessary or advisable for the administration of our 2014 Plan.
Our 2014 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the employees, directors, consultants, independent contractors and advisors are natural persons that render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant.
In general, options granted to employees under our 2014 Plan vest over a four-year period, with 1/4th of the total shares issuable on exercise of the options vesting on the one year anniversary of the vesting commencement date and 1/48th of the total shares issuable on exercise of the options vesting each month thereafter, subject to the employee’s continued service to us. Options may vest based on time or achievement of performance conditions. Our compensation committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our 2014 Plan is ten years, except that the maximum permitted term of incentive stock options granted to stockholders who, at the time of grant, own stock representing more than 10% of the voting power of all classes of our stock, is five years.
An RSA is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price (if any) of an RSA would be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting would cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.
SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based on the difference between the fair market value of our common stock on the date of exercise and the stated exercise price, up to a maximum amount of cash or number of shares. SARs may vest based on time or the achievement of performance conditions.
RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve the performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we would deliver to the holder of the RSU whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash.

In general, RSUs granted to employees under our 2014 Plan vest over a four-year period, with 1/4th of the award settling on the one year anniversary of the vesting commencement date and the remainder settling in equal quarterly installments.
Performance shares are performance awards that cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance conditions in cash or by issuing the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance conditions.
Stock bonuses may be granted as additional compensation for service or performance and, therefore, may not be issued in exchange for cash.
Subject to the terms of our 2014 Plan, the administrator has the authority to re-price any outstanding option or SAR, cancel and re-grant any outstanding option or SAR in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a re-pricing under generally accepted accounting principles, with the consent of any adversely affected participant.
In the event there is a specified type of change in our capital structure without receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our 2014 Plan, the maximum number of shares that can be granted in a calendar year, and the number of shares and exercise price, if applicable, of all outstanding awards under our 2014 Plan.
Awards granted under our 2014 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise permitted by our compensation committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Options granted under our 2014 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, for a period of 12 months in the case of death or disability, or such shorter or longer period as our compensation committee may provide. Options generally terminate immediately upon termination of employment for cause.
If we are party to a merger or consolidation, outstanding awards, including any vesting provisions, may be assumed, substituted or replaced by the successor company. Outstanding awards that are not assumed, substituted or replaced should accelerate in full and expire upon the merger or consolidation.
Our 2014 Plan will terminate ten years from the date our Board of Directors approved the plan, or July 16, 2024, unless it is terminated earlier by our Board of Directors. Our Board of Directors may amend or terminate our 2014 Plan at any time. If our Board of Directors amends our 2014 Plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2019, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 34,475,492 shares of our common stock outstanding on April 1, 2019. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 1, 2019 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, Washington 98108.

Name of Beneficial Owner		Number of Shares Beneficially Owned (#)	Percentage (%)
5% or Greater Stockholders:
Nine Ten Partners LP	(1)	3,019,914	8.76%
RenaissanceRe Ventures Ltd.	(2)	2,755,000	7.99%
Wellington Management Group LLP	(3)	2,734,857	7.93%
Capital World Investors	(4)	2,410,200	6.99%
BlackRock, Inc.	(5)	1,803,036	5.23%
AllianceBernstein L.P.	(6)	1,733,528	5.03%

Directors and Named Executive Officers:
Darryl Rawlings	(7)	1,899,377	5.45%
Dan Levitan	(8)	1,451,679	4.21%
Howard Rubin	(9)	311,380	*
Murray Low	(10)	238,512	*
Robin Ferracone	(11)	122,376	*
H. Hays Lindsley	(12)	103,273	*
Michael Doak	(13)	36,603	*
Chad Cohen	(14)	31,267	*
Jacqueline Davidson	(15)	2,535	*
Asher Bearman	(16)	132,917	*
Tricia Plouf	(17)	135,984	*
Thomas Houk	(18)	86,336	*
Margaret Tooth	(19)	85,919	*
Ian Moffat	(20)	77,383	*

All Officers and Directors as a Group (14)	(21)	4,715,541	13.61%

* Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)
Based solely on the Schedule 13G filed by Nine Ten Partners LP (NTP) on February 14, 2019. Consists of 3,019,914 shares held by NTP over which NTP has sole voting and dispositive power. Nine Ten GP LP is the General Partner of NTP. Brian Bares, James Bradshaw, and Russell Mollen are control persons of Nine Ten GP LP and may each be deemed to have sole voting and dispositive power over the shares held by NTP. Nine Ten Capital Management LLC (NTCM) is the investment adviser of NTP and does not directly own any shares but may be deemed to beneficially own and have the sole and investment power with respect to the shares reported by NTP. The principal business address of Nine Ten Partners LP is 12600 Hill Country Boulevard, Suite R-230, Austin, Texas 78738.

(2)
Based solely on the Schedule 13G/A filed by RenaissanceRe Ventures Ltd. (RenaissanceRe Ventures) on February 14, 2019. Consists of 2,755,000 shares over which RenaissanceRe Venturues has shared voting and dispositive power. RenaissanceRe Ventures is a wholly owned subsidiary of Renaissance Other Investments Holdings II Ltd. (ROIHL II), which in turn is a wholly owned subsidiary of RenaissanceRe Holdings Ltd. (RenaissanceRe Holdings). By virtue of these relationships, ROIHL II and RenaissanceRe Holdings may be deemed to have shared voting and dispositive power over the shares held by RenaissanceRe Ventures. The principal business address of RenaissanceRe Ventures is Renaissance House, 12 Crow Lane, Pembroke HM19, Bermuda.

(3)
Based solely on the Schedule 13G filed by Wellington Management Group LLP (WMG LLP), Wellington Group Holdings LLP (WGH LLP), Wellington Investment Advisors Holdings LLP (WIAH LLP) and Wellington Management Company LLP (WMC LLP) on February 12, 2019. Consists of 2,734,857 shares over which (i) WMG LLP has shared voting power over 2,438,670 of the shares and shared dispositive power over 2,734,857 of the shares, (ii) WGH LLP has shared voting power over 2,438,670 of the shares and shared dispositive power over 2,734,857 of the shares, (iii) WIAH LLP has shared voting power over 2,438,670 of the shares and shared dispositive power over 2,734,857 of the shares and (iv) WMC LLP has shared voting power over 2,339,792 of the shares and shared dispositive power over 2,557,485 of the shares. WMG LLP, as a parent holding company of certain holding companies, are owned of record by clients of WMC LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd. WGH LLP is owned by WMG LLP, WIAH LLP is owned by WGH LLP and WMC LLP. The principal business address of Wellington Management Group LLP is Wellington Management Group LLP, c/of Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(4)
Based solely on the Schedule 13G/A filed by Capital World Investors on February 14, 2019. Consists of 2,410,200 shares over which Capital World Investors has sole voting and dispositive power over the shares. Capital World Investors is a division of Capital Research and Management Company and Capital International Limited. The principal business address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(5)
Based solely on the Schedule 13G filed by BlackRock, Inc. on February 8, 2019. Consists of 1,803,036 shares over which BlackRock, Inc. has sole voting power over 1,744,573 of the shares and sole dispositive power over 1,803,036 of the shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)
Based solely on the Schedule 13G filed by AllianceBernstein L.P. on February 13, 2019. Consists of 1,733,528 shares over which AllianceBernstein L.P. has sole voting power over 1,661,736 of the shares, sole dispositive power over 1,685,456 of the shares, and shared dispositive power over 48,072 of the shares. AllianceBernstein L.P. is a majority owned subsidiary of AXA Equitable Holdings, Inc. (AXA EH) and an indirect majority owned subsidiary of AXA SA. By virtue of these relationships, AXA EH and AXA SA may be deemed to have shared voting and dispositive power over the shares held by AllianceBerstein L.P. The principal business address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105.

(7)
Consists of (i) 1,542,380 shares held by Darryl Rawlings, of which 116,877 are shares of unvested restricted stock subject to our right of repurchase, (ii) 355,778 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2019 and (iii) 1,219 shares issuable upon settlement of restricted stock units that will vest within 60 days of April 1, 2019 held by Mr. Rawlings. Mr. Rawlings holdings exclude 120,481 shares held by Rawlings GST Trust dated March 1, 2012, of which Murray Low, a member of our Board of Directors, is the trustee and the Rawlings GST Exempt Trust FBO and Rawlings GST Non-Exempt Trust FBO are the beneficiaries, of which Mr. Rawlings’ children are beneficiaries.

(8)
Consists of (i) 67,995 shares held by Dan Levitan, (ii) 38,000 shares held by the Levitan Family Foundation, and(iii) 33,170 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2019 held by Mr. Levitan. Also includes shares held, based solely on the Schedule 13G/A filed by Maveron Equity Partners III, L.P. (MEP III) on February 7, 2019, which consists of (i) 1,105,164 shares held by MEP III, (ii) 46,889 shares held by Maveron III Entrepreneurs’ Fund, L.P. (Maveron Entrepreneurs), (iii) 151,533 shares held by MEP Associates III, L.P. (Maveron Associates, and together with MEP III and Maveron Entrepreneurs, the Maveron Entities), (iv) 4,267 shares held by Maveron LLC (Maveron LLC) and (v) 4,661 shares held by Maveron General Partner III LLC (Maveron GP III). Maveron GP III is the general partner of each of the Maveron Entities. Dan Levitan, a member of our Board of Directors, is a managing member of Maveron GP III and, as such, may be deemed to have share voting and dispositive power over the shares held by the Maveron Entities. Mr. Levitan is the managing member of Maveron LLC and may be deemed to have shared voting and dispositive power over the shares held by Maveron LLC. The principal business address of each of the Maveron Entities and Maveron LLC is 411 First Avenue South, Suite 600, Seattle, Washington 98104.

(9)	Consists of (i) 106,716 shares held by Mr. Rubin and (ii) 204,664 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2019 held by Mr. Rubin.

(10)
Consists of (i) 3,889 shares held by Murray Low, (ii) 188,281 shares held by Murray B. Low Revocable Trust U/A 3-9-2018, Murray B. Low, Trustee, of which Dr. Low’s children are beneficiaries and (iii) 46,342 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2019 held by Dr. Low. 120,781 shares are pledged as security in a line of credit.

(11)
Consists of (i) 3,139 shares held by Ms. Ferracone, (ii) 54,056 shares held by Robin A. Ferracone TTEE of the Robin A. Ferracone Living Trust dtd 6/3/2002 and (iii) 65,181 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2019 held by Ms. Ferracone.

(12)
Consists of (i) 3,433 shares held by Mr. Lindsley, (ii) 66,670 shares held by Lindsley Partners, L.P. (Lindsley Partners) and (iii) 33,170 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2019 held by Mr. Lindsley. The HHL09 Trust is the sole member of Zoida LLC, which is the general partner of Lindsley Partners. H. Hays Lindsley, a member of our Board of Directors, is the sole trustee of the HHL09 Trust and, as such, holds sole voting and investment power over the shares.

(13)	Consists of (i) 3,433 shares held by Mr. Doak and (ii) 33,170 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2019 held by Mr. Doak.

(14)	Consists of (i) 4,119 shares held by Mr. Cohen and (ii) 27,148 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2019 held by Mr. Cohen.

(15)	Consists of (i) 2,535 shares held by Ms. Davidson, of which 1,000 are shares held in the name Jacqueline L Davidson & Stewart P Davidson.

(16)
Consists of (i) 2,391 shares held by Mr. Bearman, (ii) 129,307 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2019 and (iii) 1,219 shares issuable upon settlement of restricted stock units that will vest within 60 days of April 1, 2019 held by Mr. Bearman.

(17)
Consists of (i) 3,691 shares held by Ms. Plouf, (ii) 131,074 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2019 and (iii) 1,219 shares issuable upon settlement of restricted stock units that will vest within 60 days of April 1, 2019 held by Ms. Plouf.

(18)
Consists of (i) 19,201 shares held by Mr. Houk, (ii) 65,916 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2019 and (iii) 1,219 shares issuable upon settlement of restricted stock units that will vest within 60 days of April 1, 2019 held by Mr. Houk.

(19)
Consists of (i) 3,693 shares held by Ms. Tooth, (ii) 81,007 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2019 and (iii) 1,219 shares issuable upon settlement of restricted stock units that will vest within 60 days of April 1, 2019 held by Ms. Tooth.

(20)
Consists of (i) 3,676 shares held by Mr. Moffat, (ii) 72,488 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2019 and (iii) 1,219 shares issuable upon settlement of restricted stock units that will vest within 60 days of April 1, 2019 held by Mr. Moffat.

(21)
Consists of (i) 3,429,812 shares held by our directors and executive officers as a group, (ii) 1,278,415 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2019 and (iii) 7,314 shares issuable upon settlement of restricted stock units that will vest within 60 days of April 1, 2019, held by our directors and executive officers as a group.

Certain Relationships and Related Party Transactions

Other than as disclosed below, from January 1, 2018 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under the sections titled “Non-Employee Director Compensation - 2018 Non-Employee Director Compensation Table” and “Executive Compensation Tables - Summary Compensation Table”.
Consulting Arrangements
David Rawlings, the father of our Chief Executive Officer, has provided services to us as an independent contractor through his role as one of our Territory Partners. David Rawlings sold certain territories to other Territory Partners, including his son David Rawlings, Jr., pursuant to Assignment and Assumption Agreements that require us to continue to pay David Rawlings a portion of the proceeds payable with respect to those territories. For the year ended December 31, 2018, we paid David Rawlings approximately $32,190 in fees for his services as a Territory Partner and in substantially the same manner as we compensate other Territory Partners. In addition, we paid an aggregate amount of approximately $171,310 to David Rawlings on behalf of certain Territory Partners pursuant to the Assignment and Assumption Agreements.

David Rawlings, Jr., the brother of our Chief Executive Officer, has provided services to us as an independent contractor through his role as one of our Territory Partners. For the year ended December 31, 2018, we paid David Rawlings, Jr., approximately $124,780 in fees for his services as a Territory Partner (excluding amounts paid to his father pursuant to their Assignment and Assumption Agreement) and in the same manner as we compensate other Territory Partners.
Review, Approval or Ratification of Transactions with Related Parties
We have adopted a written related-person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Additional Information
Stockholder Proposals to be presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting
Our Bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, Washington 98108.

To be timely for our Company’s 2020 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 22, 2020 and not later than the close of business on March 23, 2020. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2020 Annual Meeting of stockholders must be received by us not later than December 28, 2019 in order to be considered for inclusion in our proxy materials for that meeting. If the date of our 2020 Annual Meeting of stockholders is changed by more than 30 days from the anniversary date of this year’s Annual Meeting of stockholders, then the deadline to submit a proposal to be considered for inclusion in our proxy statement and form of proxy for our 2020 Annual Meeting of stockholders, shall be a reasonable time before we begin to print and mail proxy materials. If our 2020 Annual Meeting of stockholders is changed by more than 30 days from the one-year anniversary of this Annual Meeting, we will disclose the new deadline for stockholder proposals under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.
A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law (including Rule 14a-8 of the Exchange Act) and our Bylaws.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2018.
Available Information
We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2018, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Trupanion, Inc.
6100 4th Avenue South, Suite 200
Seattle, Washington 98108
Attn: Investor Relations

A digital copy of the annual report on Form 10-K is also available at investors.trupanion.com.

“Householding” - Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding”. Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokerage firms, banks and other nominees with account holders beneficially owning our stock will be “householding” our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your brokerage firms, banks or other nominees that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their brokerage firm, bank or other nominee.

Upon written or oral request, we will promptly deliver a separate copy of the annual report on Form 10-K and proxy materials, including the Notice of Internet Availability to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials, you may contact our Head of Investor Relations, Laura Bainbridge, by mail at 6100 4th Avenue South, Suite 200, Seattle, Washington 98108, Attn: Investor Relations, by phone at (206) 607-1929 or by email at InvestorRelations@trupanion.com.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their brokerage firms, banks or other nominees that are the holder of record of our stock to request information about “householding” or our Investor Relations department using the contact information in the preceding paragraph.

Other Matters
Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Information on Attending the 2019 Annual Meeting of Stockholders

Location:	Date:	Time:
Trupanion, Inc.	Thursday, June 6, 2019	9:00 a.m. Pacific Time
6100 4th Ave. S., Suite 200		Doors open at 8:30 a.m.
Seattle, WA 98108		Pacific Time

Attending the Annual Meeting In-Person
The Annual Meeting will not be accessible online, and as such we strongly encourage and welcome our stockholders and guests to join us at our corporate office for our in-person Annual Meeting. Please visit investors.trupanion.com for further details on attending our Annual Meeting. Company presentations and an in‑depth question and answer session with Trupanion’s leadership team will commence after the Annual Meeting adjourns.
Stockholder Admission and Voting In-Person at the Annual Meeting
Please bring a valid photo ID and either your Proxy Card, Voting Instruction Form or Notice of Internet Availability. To facilitate appropriate evidence of your ability to vote, please bring one or more of the forms indicated below, showing that you owned, or are legally authorized to act as proxy for someone who owned shares of our common stock on April 12, 2019.

•	If you are a registered stockholder, please bring one of the following that shows your current name and address: the Proxy Card or the Notice of Internet Availability for the Annual Meeting.

•
If you are a “proxy” for a registered stockholder, then you will need to obtain a valid, written “legal proxy” from the holder of record, naming you, signed by the registered stockholder. The legal proxy should include the name and address of the registered holder of record, as recorded on their Notice of Internet Availability. Please also bring either the Proxy Card or the Notice of Internet Availability (in the name of the registered stockholder).

•
If you are a beneficial stockholder (that is, your shares are held in the name of a brokerage firm, bank or other nominee), then please bring either the Voting Instruction Form or Notice of Internet Availability and a written “legal proxy”, naming you, signed by the brokerage firm, bank or other nominee that holds your shares. You should contact your brokerage firm, bank or other nominee to learn how to obtain a legal proxy.

•
If you are a “proxy” for a beneficial stockholder, then you will need to obtain a valid, written “legal proxy” from the holder of record, naming you, signed by the beneficial stockholder’s brokerage firm, bank or other nominee. The legal proxy should include the name and address of the beneficial holder of record, as recorded on the Notice of Internet Availability. Please also bring either the Voting Instruction Form or the Notice of Internet Availability. You should contact your brokerage firm, bank or other nominee to learn how to obtain a legal proxy.

Guest Admission
Please join our guest list. You can RSVP online on the “News & Events - Corporate Events” section of Trupanion’s investor relations website at investors.trupanion.com or by contacting Trupanion’s Investor Relations (see "Questions" below for contact information). Please bring a valid photo ID on the day of the Annual Meeting.
Questions
If you have additional questions about attending our Annual Meeting, please contact Trupanion’s Head of Investor Relations, Laura Bainbridge, at (206) 607-1929 or InvestorRelations@trupanion.com.

trupanion™

Medical insurance for the life of your pet.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN-PERSON AT THE 2019 ANNUAL MEETING:
Bring this proxy card and vote in-person at the meeting. Check the meeting materials for additional information.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E74765-P19776 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRUPANION, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Michael Doak
02) Darryl Rawlings

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the selection of Ernst & Young LLP as Trupanion, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. To approve, by non-binding advisory vote, the compensation of our named executive officers for the year ended December 31, 2018.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To recommend, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: The person(s) named in the proxy statement have the authority to vote the shares represented by proxy on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report/10-K are available at www.proxyvote.com.

E74766-P19776

TRUPANION, INC.
Annual Meeting of Stockholders
June 6, 2019 9:00 AM (Pacific Time)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Asher Bearman and Darryl Rawlings, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TRUPANION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 6, 2019, in-person at 6100 4th Avenue South, Suite 200, Seattle, WA 98108, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance to the Board of Directors' recommendations, as set forth in the proxy statement.

Continued and to be signed on reverse side.